                                                                   EXHIBIT 10.32



                             CONTRACT OF ACQUISITION

                                 BY AND BETWEEN

                        WINDROSE MEDICAL PROPERTIES, L.P.

                                    ("BUYER")

                                       AND

                           J & M QUAIL MEADOWS, L.L.C.

                                   ("SELLER")

                     DATED AS OF THE 15TH DAY OF JULY, 2002

                                TABLE OF CONTENTS

ARTICLE 1.     DEFINITIONS.......................................................1
1.1      Definitions.............................................................1

ARTICLE 2.     EARNEST MONEY.....................................................6
2.1      Earnest Money Deposit...................................................6
2.2      Disposition of Earnest Money............................................7

ARTICLE 3.     CLOSING...........................................................8
3.1      Closing.................................................................8

ARTICLE 4.     CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS...................9
4.1      Conditions to the Buyer's Obligations to Close..........................9
4.2      Failure of Conditions to Buyer's Obligations...........................12

ARTICLE 5.     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.....................12
5.1      Conditions Precedent to Seller's Obligation to Close...................12
5.2      Failure of Conditions to Seller's Obligations..........................13

ARTICLE 6.     PROVISIONS WITH RESPECT TO CLOSING...............................14
6.1      Closing Costs..........................................................14
6.2      Apportionment of Taxes, Income and Expenses............................14
6.3      Mortgage Escrows, Reserves and Deposits................................15
6.4      Seller's Closing Deliverables..........................................16
6.5      Other Deliverables to Buyer............................................17
6.6      Buyer's Closing Deliverables...........................................18
6.7      Other Deliverables to Seller...........................................18

ARTICLE 7.     DUE DILIGENCE AND INSPECTION PERIOD..............................18
7.1      Due Diligence Review...................................................18
7.2      Due Diligence Documentation............................................19
7.3      Inspection Period......................................................20
7.4      Seller's Preliminary Inspection Report Reply...........................21
7.5      Land Suitability Studies...............................................22
7.6      Inspection Rights and Obligations of Buyer.............................22
7.7      Inspection Obligations of Seller.......................................23
7.8      Governmental Authorities...............................................23
7.9      Utility and Other Service..............................................23
7.10     Audit Requirements.....................................................23

ARTICLE 8.     REPRESENTATIONS, WARRANTIES AND COVENANTS........................24
8.1      Representations and Warranties of Seller...............................24
8.2      Covenants of Seller....................................................32

ARTICLE 9.     REPRESENTATIONS AND WARRANTIES OF BUYER..........................34

ARTICLE 10.    DAMAGE, DESTRUCTION OR CONDEMNATION..............................35
10.1     Risk of Loss...........................................................35
10.2     Condemnation...........................................................36

ARTICLE 11.    DEFAULT..........................................................36
11.1     Default by Seller and Buyer's Remedies.................................36
11.2     Default by Buyer and Seller's Remedies.................................37

                                       i

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
ARTICLE 12.    SURVIVAL AND INDEMNIFICATION.....................................37
12.1     Survival...............................................................37
12.2     Intentionally Omitted..................................................37

ARTICLE 13.    MISCELLANEOUS....................................................37
13.1     Right of Assignment....................................................37
13.2     Notices................................................................38
13.3     Real Estate Agents.....................................................39
13.4     Time for Performance...................................................39
13.5     Entire Agreement.......................................................39
13.6     Applicable Law.........................................................39
13.7     Captions...............................................................40
13.8     Binding Effect.........................................................40
13.9     Waiver of Conditions...................................................40
13.10    Multiple Counterpart Originals.........................................40
13.11    Attorney's Fees........................................................40
13.12    Severability...........................................................40
13.13    Construction of Agreement..............................................41
13.14    IRS Reporting Requirements.............................................41
13.15    Calculation of Time....................................................41
13.16    Disclosure of Windrose IPO.............................................41



EXHIBITS

EXHIBIT A             PROPERTY DESCRIPTION
EXHIBIT B             DUE DILIGENCE DOCUMENTS
EXHIBIT C             PRELIMINARY LEGAL DESCRIPTION OF LAND
EXHIBIT D             FORM OF ASSIGNMENT OF GROUND LEASE AND CONVEYANCE OF IMPROVEMENTS
EXHIBIT E             BILL OF SALE
EXHIBIT F             CERTIFICATE OF NON-FOREIGN STATUS
EXHIBIT G             SELLER'S CLOSING CERTIFICATE
EXHIBIT H             SELLER COUNSEL LEGAL OPINION
EXHIBIT I             ASSIGNMENT OF LEASES
EXHIBIT J             ESTOPPEL CERTIFICATE
EXHIBIT K             ASSIGNMENT OF BUSINESS CONTRACTS, WARRANTIES AND COLLATERAL
EXHIBIT L             BUYER'S CLOSING CERTIFICATE

SCHEDULES

SCHEDULE 6.3          MORTGAGE ESCROWS, RESERVES AND DEPOSITS
SCHEDULE 8.1.3        TAX BILLS
SCHEDULE 8.1.6        LICENSES AND PERMITS
SCHEDULE 8.1.9        LIST OF TENANT LEASES
SCHEDULE 8.1.10       RENT ROLL
SCHEDULE 8.1.11       COLLATERAL
SCHEDULE 8.1.12       LEASING COMMISSION AGREEMENTS AND PROPERTY MANAGEMENT AGREEMENTS
SCHEDULE 8.1.13       BUSINESS CONTRACTS
SCHEDULE 8.1.14       INVENTORY OF FIXTURES, MAJOR EQUIPMENT AND SYSTEMS
SCHEDULE 8.1.15       INVENTORY OF PERSONAL PROPERTY
SCHEDULE 8.1.16       WARRANTIES
SCHEDULE 8.1.17       INTANGIBLE PROPERTY
SCHEDULE 8.1.18       EXCLUDED ASSETS
SCHEDULE 8.1.19       THIRD PARTY STUDIES

                                  ii


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
SCHEDULE 8.1.20            CURRENT TITLE POLICY
SCHEDULE 8.1.21            SURVEY
SCHEDULE 8.1.22            MORTGAGE DOCUMENTATION AND AMORTIZATION TABLE
SCHEDULE 8.1.25            INSURANCE POLICIES
SCHEDULE 8.1.31            STRUCTURAL DEFECTS

                             CONTRACT OF ACQUISITION

         THIS CONTRACT OF ACQUISITION (this "Agreement") for the acquisition of certain Property (as herein defined and described on EXHIBIT A) is made and entered into by and between WINDROSE MEDICAL PROPERTIES, L.P., A VIRGINIA LIMITED PARTNERSHIP, ("WINDROSE" or "BUYER") with Windrose Medical Properties Trust, a Maryland REIT, as its sole general partner, and J & M QUAIL MEADOWS, L.L.C., a Nevada limited liability company ("SELLER").

                                    RECITALS

         WHEREAS, the parties hereto desire that the Seller shall transfer and assign to Buyer and Buyer shall acquire, on the Closing Date (hereinafter defined), good and marketable title to fee simple interest in the Property free and clear of all liens, claims and encumbrances (except for Permitted Exceptions as herein defined); all in accordance with the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1      DEFINITIONS.

         As used in this Agreement and any Schedules and Exhibits, the terms listed below shall have the following meanings:

         1.1.1 "Affiliate" shall mean any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any subsidiary of a Person. For purposes of this definition and the definition of "Controlling Person" below, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests. Without limiting the generality of the foregoing, when used with respect to any corporation, the term "Affiliate" shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries), fifty percent (50%) or more of any class of security of such corporation, (ii) any subsidiary of such corporation and (iii) any subsidiary of a Person described in clause (i).

         1.1.2 "Appraisal" shall mean an MAI appraisal of the Real Property prepared for and acceptable to Buyer showing a value at least equal to the Acquisition Price for the Real Property.

         1.1.3 "Appurtenances" shall mean all rights, covenants, licenses, privileges, hereditaments and easements appurtenant to the Land, which are owned by Seller or required for the use of the Real Property as presently conducted, including, without limitation, all mineral, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way, rights of ingress or egress or other interests in, on or to any land, highway, street, road or avenue in, on, across, abutting or adjoining the Land and any strips and gores adjacent to or lying between the Land and any adjacent real property and any appurtenances used in connection with the beneficial use and enjoyment of the Land and all right, title and interest, if any, of the Seller in any land lying in the bed of any street opened or proposed in front of or adjoining the Real Property to the center line thereof.

         1.1.4 "Assessments" shall mean all levies or charges of every kind and nature, including, but not limited to, assessments for public improvements or benefits, for any easement or agreement maintained for the benefit of the Property, association fees, permits, inspection and license fees, general or special assessments, water, sewer and other utility levies and charges, ground rents or other rents, excise tax levies, and all other governmental charges of every kind and nature, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, in connection with the Property.

         1.1.5 "Books and Records" shall mean all books and records of the Seller related to the ownership, leasing or operation of the Real Property, including, but not limited to, all equipment manuals and specifications, leasing records, tax bills and records, capital budgets, current and historical accounting records, property employee records, inventory and depreciation schedules and correspondence relating to the Property. In lieu of original documents, Seller may provide true copies of any Books and Records. As used herein, "Books and Records" shall not include any proprietary materials of Seller or any books and records maintained by Seller with respect to any separate business operated by Seller.

         1.1.6 "Business Day(s)" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

         1.1.7 "Buyer's Intended Use" means the current use of the Property as a medical office building.

         1.1.8 "Claim" shall mean any obligation, liability, lien, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

         1.1.9 "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

         1.1.10 "Closing Date" shall mean the actual day on which the transactions contemplated by this Agreement are closed with the transfer of title to the Property and delivery of the Acquisition Price.

         1.1.11 "Controlling Person" shall mean (i) any Person(s) which, directly or indirectly (including through one or more intermediaries), controls the subject Person and would be deemed an Affiliate of the subject Person, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same control the subject Person and would be deemed an Affiliate of the subject Person, and (ii) any Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s) and which would be deemed an Affiliate of any such Controlling Person(s).

         1.1.12 "Due Diligence Documentation" shall mean the information to be provided to Buyer by Seller pursuant to SECTION 7.2 and as set forth on EXHIBIT B.

         1.1.13 "Effective Date" shall mean the date on which this Agreement is signed and all changes initialed by Seller and Buyer.

         1.1.14 "Encumbrance Documents" shall mean copies of each document listed as an exception to title in the Title Commitment.

         1.1.15 "Environmental Laws" shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or other legal requirement promulgated, in effect or pertaining to the indoor or outdoor environment, public health and safety, occupational health or safety or industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Material, including without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, Rodenticide Act, and the Occupational Safety and Health Act and all state or federal laws governing underground storage tanks.

         1.1.16 "Environmental Reports" shall mean all Phase I environmental reports or other environmental reports (including those prepared by or for any Governmental Authority, insurance carrier, lender or prospective lender or prospective buyer) with respect to the Property and in the possession of Seller or reasonably available to Seller without material cost or expense.

         1.1.17 "Governmental Authorities" shall mean the United States, the state, county, parish, city and local political subdivisions in which the Real Property is located or any other private, charitable or quasi-governmental entity (including any board of fire underwriters) which exercise jurisdiction over the Real Property with respect to the Legal Requirements (as herein defined) or the construction or use of the Real Property including, but not limited to all zoning, use, construction, occupancy, environmental, access requirements and medical licensing, permitting, certification, licensure or approval rights for all uses contemplated by Buyer or any Tenant Leases and any court administrator, agency, department, commission, board, bureau or

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instrumentality or any of them which exercise such jurisdiction over the Real
Property or the Buyer's Intended Use of the Real Property.

         1.1.18 "Hazardous Materials" shall mean any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Environmental Laws, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Environmental Law.

         1.1.19 "Improvements" shall mean all improvements, structures and buildings including without limitation, Fixtures (as herein defined), landscaping, signage, parking lots and structures, roads, drainage systems, all utility structures (whether above or below ground), equipment systems and other infrastructure improvements, owned by Seller and located on the Real Property as of the Closing Date.

         1.1.20 "Land" means the Real Property insured by the Title Policy (as herein defined) subject to the Permitted Exceptions (as herein defined), together with all covenants, licenses, privileges and Appurtenances thereto belonging. The preliminary legal description of the Land is set forth on EXHIBIT C.

         1.1.21 "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws (including Environmental Laws), rules, policies, guidance, codes, orders, authorizations, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions affecting: (a) (i) the Real Property or the construction, use or alteration thereof; (ii) the Seller's ownership of the Real Property prior to the Closing; and (iii) Seller's Personal Property or the use or alteration thereof, whether now in force or hereafter enacted prior to Closing; or (b) (i) that requires repairs, modifications or alterations in or to the Real Property, (ii) in any way Materially adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Material; or
(iv) relate to all zoning, use, construction, occupancy, environmental, health and safety, industrial hygiene, access, disabled or handicapped persons and medical services requirements, licensing, permitting, certification, licensure or approval jurisdiction for the Real Property. Without limiting the foregoing, Legal Requirements shall include all covenants, agreements, charters, restrictions and encumbrances contained in any instruments, either of record or known to Seller, affecting the Property.

         1.1.22 "Licenses" shall mean all permits, licenses, approvals, authorizations, entitlements and other governmental and quasi-governmental authorizations (including, without limitation, certificates of occupancy), required in connection with the ownership, operation or maintenance of the Real Property; but specifically excluding any operating licenses held by Seller with respect to any separate business conducted by the Seller in the Property.

         1.1.23 "Material" and "Materially" shall mean a condition, noncompliance, defect or other fact which would: (a) cost, in the aggregate in excess of Twenty Thousand Dollars

($20,000.00), and, with respect to any single defect or fact, would cost in excess of Ten Thousand Dollars ($10,000.00), to correct, cure, repair or otherwise bring such condition into compliance; (b) results in a loss to Buyer or a reduction in the value of the Property, in the aggregate, in excess of Twenty Thousand Dollars ($20,000.00), and, with respect to any single defect or fact, in excess of Ten Thousand Dollars ($10,000.00); or (c) prevents the uninterrupted use of the Real Property for Buyer's Intended Use.

         1.1.24 "Parties" shall mean collectively Buyer and Seller. "Party" shall mean either Buyer or Seller, as applicable.

         1.1.25 "Permitted Exceptions" shall mean (a) only those title exceptions or defects (including all encumbrances, restrictive covenants, governmental zoning and use requirements or any other exception to free and unencumbered fee simple title and use of the Property) that have been approved in writing by Buyer in the Final Inspection Report (as herein defined); (b) the Mortgage (as herein defined), if the Mortgagee consents to assumption of the Mortgage, which assumption is a material conditions for Seller proceeding to Closing, and (c) liens, if any, for taxes, assessments and governmental charges not yet past due and payable or delinquent.

         1.1.26 "Person" shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

         1.1.27 "Personal Property" shall mean all Engineering and Inspection Materials, Intangible Property, furnishings, equipment, tools, machinery, appliances and all other tangible personal property (specifically excluding the Fixtures and Seller's Excluded Assets) which are owned by Seller and located on the Real Property on the Closing Date.

         1.1.28 "Property" shall mean collectively the Real Property, Books and Records, Business Contracts, Collateral, Warranties, the Personal Property, and the Tenant Leases (all as herein defined) and as may be further described on EXHIBIT A.

         1.1.29 "Real Property" shall mean the Land and Improvements.

         1.1.30 "SEC" shall mean the Securities and Exchange Commission.

         1.1.31 "Seller Parties" means any Affiliate of Seller and any officers, directors, partners and employees of Seller or any Affiliate of Seller, but does not include third parties retained by Seller, but not directly under the control of Seller.

         1.1.32 "Taxes" shall mean all federal, state and local governmental taxes, including, but not limited to real estate taxes, and transit or transit district taxes or assessments, ad valorem, franchise and excise taxes, sales, use, single business, gross receipts, transaction privilege, transfer tax, rent or similar taxes of every kind or nature affecting the Property, (including any rental or similar taxes and license, building, occupancy, permit or similar fees levied in lieu of or in addition to general real or personal property taxes). Taxes shall not include any federal or state income tax, any income tax resulting from the sale or transfer of the Property by the Seller, or any inheritance, gift or estate taxes of Seller.

         1.1.33 "Tenant" shall mean any lessee under the Tenant Leases.

         1.1.34 "Tenant Leases" shall mean all leases, subleases, occupancy agreements, rental agreements (including lease or rental applications) that are currently in effect or executed by Seller which commence after the Effective Date and grant a possessory interest in any space in the Real Property or otherwise affect the Real Property.

         1.1.35 "Title Commitment" shall mean, with respect to the Real Property, a current commitment issued by the Title Company to Buyer pursuant to which the Title Company shall commit to issue the Title Policy to Buyer in accordance with the provisions of this Agreement, including such Endorsements (as herein defined) as may be reasonably requested by Buyer and subject only to the Permitted Exceptions all as set forth by Buyer in the Final Inspection Report. Any extended coverage, endorsements, modifications or amendments (collectively, the "Endorsements") to the Title Policy may be obtained by Buyer at Buyer's sole cost and expense. Seller shall provide such affidavits and other documents reasonably required of Seller by the Title Company for such extended coverage, endorsements, modifications or amendments to the Title Policy.

         1.1.36 "Title Company" shall mean First American Title Insurance Company, its affiliates or such other title insurance company, chosen by Buyer, licensed in the state in which the Land is located.

         1.1.37 "Title Policy" shall mean a 1992 ALTA Owner's Policy of Title Insurance for the Real Property with Extended Coverage, together with such endorsements as may be reasonably requested by Buyer, issued by the Title Company, with a liability amount equal to the Acquisition Price, dated as of the Closing Date, insuring Buyer's fee simple title to the Real Property to be good and indefeasible, in accordance with the Title Commitment, subject only to the Permitted Exceptions.

         1.1.38 "Windrose IPO" shall mean an initial public offering of shares of stock in Windrose Medical Properties Trust, a Maryland REIT, registered and offered to the public in accordance with the rules and regulations of the SEC and all state agencies having jurisdiction with respect to such offering.

                            ARTICLE 2. EARNEST MONEY

2.1      EARNEST MONEY DEPOSIT.

         The sum of Fifty Thousand Dollars ($50,000.00) (the "Earnest Money Deposit") shall be paid by Buyer (via wire transfer) to the Title Company within five (5) Business Days after the Buyer's receipt of Seller's Due Diligence Certification. Unless and until the Earnest Money Deposit has been paid to the Title Company, Buyer and Seller shall keep the transaction described in this Agreement confidential. If Buyer fails to timely remit the Deposit within the time period provided, Seller may, at its option, terminate this Agreement by delivering written notice to Buyer. If Seller delivers such a termination notice, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement; provided, however, Buyer shall return all information supplied by Seller regarding the Property, including the information set forth on the Schedules and Exhibits to this Agreement to the Seller. The Earnest Money Deposit and any interest thereon are hereinafter referred to as "Earnest Money". The Title Company shall deposit the Earnest Money Deposit into an interest-bearing money market account maintained at a federally insured bank located in Memphis, Tennessee or such other bank all as approved by Buyer and Seller. All interest earned shall be reported to the Internal Revenue Service as the income of Buyer. The Buyer shall promptly execute such documents as the Title Company may reasonably request in order to properly report such income. Such account shall have no penalty for early withdrawal and Buyer accepts all risks with regard to the account, specifically including the risk of closure of such bank by state and/or federal regulators, and all losses occasioned thereby. If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be paid, at the option of the Buyer, (a) to Seller and credited against the Acquisition Price; or (b) returned to Buyer. If the transaction is not so consummated, the Earnest Money shall be held and delivered by the Title Company as hereinafter provided.

2.2      DISPOSITION OF EARNEST MONEY.

         2.2.1 TERMINATION BY BUYER.

               2.2.1.1 In the event Buyer terminates this Agreement pursuant to
SECTION 4.2, SECTION 7.1, SECTION 7.4, SECTION 8.2.10, SECTION 10.1, SECTION 10.2, or SECTION 11.1.2, Buyer shall send a notice of such termination to the Seller and the Title Company. Upon receipt of such notice, the Title Company shall, immediately and without further action on the part of either Party, return the Earnest Money to Buyer. In addition, Buyer shall return to Seller (i) all Due Diligence Documentation; and (b) all information provided by Seller as part of the Schedules and Exhibits to this Agreement. In the event of a termination of this Agreement by Buyer pursuant to SECTION 4.2, SECTION 7.1,
SECTION 7.4, SECTION 8.2.10, SECTION 10.1, SECTION 10.2, or SECTION 11.1.2, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement.

               2.2.1.2 In the event of a termination of this Agreement by Buyer solely as a result of the failure of the Windrose IPO as set forth in to be closed and funding on or before the Closing Date as may be extended pursuant to
SECTION 3.1, pursuant to SECTION 4.2.1, Buyer shall send a notice of such termination to the Seller and the Title Company. Upon receipt of such notice, the Title Company shall, immediately and without further action on the part of either Party, pay the Earnest Money to Seller. In addition, Buyer shall return to Seller (i) all Due Diligence Documentation; and (b) all information provided by Seller as part of the Schedules and Exhibits to this Agreement. In the event of a termination of this Agreement by Buyer pursuant to

SECTION 4.2.1, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement.

         2.2.2 TERMINATION BY SELLER.

               2.2.2.1 In the event (a) Buyer requires an adjustment to the Acquisition Price or imposes on Seller a requirement that imposes on Seller an additional monetary obligation in excess of Twenty Thousand Dollars ($20,000.00) in Buyer's Preliminary Inspection Report (as herein defined) pursuant to SECTION 7.3; or (b) the condition precedent to Seller's obligations set forth in SECTION
5.1.2 is not satisfied as of the Closing Date, as may be extended pursuant to
SECTION 3.1, then Seller may elect in its sole and absolute discretion to terminate this Agreement either in its Preliminary Inspection Report Reply or prior to the execution of the Final Inspection Report. In the event Seller elects to terminate this Agreement pursuant to SECTION 7.4, then Seller shall send a notice of such termination to the Buyer and the Title Company. Upon receipt of such notice, the Title Company shall, immediately and without further action on the part of either Party, return the Earnest Money to Buyer. In addition, Buyer shall return to Seller (i) all Due Diligence Documentation; and
(b) all information provided by Seller as part of the Schedules and Exhibits to this Agreement. In the event of a termination of this Agreement by Seller prior to the execution of the Final Inspection Report as set forth hereinabove, then this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement

               2.2.2.2 In the event of a termination of this Agreement by Seller pursuant to SECTION 11.2, Seller shall send a notice of such termination to the Buyer and the Title Company. The Title Company shall deliver the Earnest Money to Seller on the tenth (10th) Business Day following delivery of such notice from Seller unless before said tenth (10th) Business Day after delivery of Seller's notice the Buyer delivers to the Title Company written notice that it disputes the right of the Seller to receive the Earnest Money. In such event the Title Company shall interplead the Earnest Money into a court of competent jurisdiction in Clark County, Nevada. All attorneys' fees and costs and Title Company's costs and expenses incurred in connection with such interpleader shall be assessed against the Party which is not awarded the Earnest Money or if the Earnest Money is distributed in part to both parties, then in inverse proportion of such distribution. In addition, Buyer shall return to Seller (i) all Due Diligence Documentation; and (b) all information provided by Seller as part of the Schedules and Exhibits to this Agreement. In the event of a termination of this Agreement by Seller pursuant to SECTION 11.2, then this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement except as specifically set forth in this Section.

                               ARTICLE 3. CLOSING

3.1      CLOSING.

         Subject to satisfaction of all conditions precedent to Buyer's and Seller's obligations to purchase and sell the Property, in accordance with the terms and conditions of this Agreement, the Closing shall occur on the earlier of August 30, 2002 or within thirty (30) days following the funding of the Windrose IPO, but in all events not later than September 30, 2002. The Closing shall be held at the offices of the Title Company or at such location as may otherwise be agreed upon by the Parties. Neither Party shall be obligated to attend Closing and may submit the documents required of it by mail, Federal Express, or other delivery service. In the event the Windrose IPO is not closed and funded by August 15, 2002, Buyer shall have the right to extend the Closing to September 30, 2002 with written notice of such extension delivered to Seller on or before August 30, 2002. Buyer, upon five (5) days written notice to Seller, shall have the right to close at any time prior to August 30, 2002.

           ARTICLE 4. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

4.1      CONDITIONS TO THE BUYER'S OBLIGATIONS TO CLOSE.

         The obligations of Buyer to purchase the Property and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions precedent of which Buyer will have independently satisfied itself of the accuracy and validity of the conditions as a result of Buyer's Due Diligence Review during Buyer's Inspection Period.

         4.1.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller set forth in ARTICLE 8 and in any Schedules, Exhibits or certificates delivered pursuant hereto shall be true at all times prior to and as of the Closing.

         4.1.2 COMPLIANCE WITH AGREEMENTS. Seller shall have performed and complied with all of the covenants, agreements and conditions to be performed and complied with by Seller prior to or at the Closing.

         4.1.3 STATUS OF SELLER. Seller shall not be in receivership or have made any assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed or had filed against it either a petition in voluntary bankruptcy or a petition seeking reorganization under the federal bankruptcy law or any other similar law or statute of the United States or any state, which remains outstanding as of the Closing Date.

         4.1.4 MATERIAL CHANGES. No Material change shall have occurred with respect to the condition, financial, physical or otherwise, of the Property or Seller. There shall have been no Material damage to the Property which shall interfere with the operation of the Property nor shall any condemnation or eminent domain proceedings be pending with respect thereto. All Tenant Leases shall remain in full force and effect as set forth on SCHEDULE 8.1.10.

         4.1.5 TRANSFER OF PROPERTY. Seller shall sell, convey, assign, transfer and deliver to Buyer (i) marketable and indefeasible fee simple interest in all the Land and Improvements, subject only to the Permitted Exceptions, and (ii) good, marketable and unencumbered title to the Property (other than the Land and Improvements), subject only to the Permitted Exceptions.

         4.1.6 CONVEYANCE OF LAND AND IMPROVEMENTS. The Deed or other conveyance of the Land and Improvements shall be sufficient to convey good and marketable fee simple title in form and substance required to cause the Title Company to issue the Title Policy in accordance with the Title Commitment, subject only to the Permitted Exceptions and shall be duly executed (and where required by law, witnessed by the appropriate number of witnesses) and acknowledged and delivered to Buyer in recordable form. Such Deed or other conveyance shall include the appropriate state and/or county real estate transfer tax declaration, certificate of real estate value or other affidavit required to be completed under the Legal Requirements. In addition, the conveyance to Buyer of the Real Property shall include all right, title and interest of the Seller in and to any Appurtenances. The Seller will execute or obtain and deliver to Buyer, on the applicable Closing Date on demand, all proper instruments for the conveyance of such title. For purposes of this Agreement, "Deed" shall mean a special warranty deed containing a warranty of title from Seller against claims arising by, through or under Seller, but not otherwise and complying with Legal Requirements of the state where the Land is located executed by Seller, as grantor, to Buyer, as grantee, which transfers fee simple title to the Land and Improvements to Buyer, subject only to the Permitted Exceptions. The Deed shall be reasonably acceptable to the Title Company and Buyer's Counsel.

         4.1.7 COMPLIANCE WITH GOVERNMENTAL AUTHORITIES. The Property shall be conveyed to Buyer free of all material violations of applicable law or municipal ordinances or of any rule or regulation of any federal, state or local Governmental Authority having jurisdiction over the Property or the use thereof for the business presently conducted thereon. The zoning ordinance, general plan and all other land use regulations of the cognizant municipal jurisdiction and all private covenants, conditions and restrictions, if any, affecting the Property shall permit the transfer and use of the Property (and reconstruction and resumption of use of the Property in the event of damage or destruction thereof or cessation of use thereof) for the business presently conducted thereon as a matter of right, for an unlimited time period, and specifically not merely as a legal non-conforming use or any other status which would by its terms or by operation of law limit the duration of such use or the right to rebuild and resume use of the Property for the business presently conducted thereon in the event of damage, destruction or cessation of use of the Property for any reason.

         4.1.8 HAZARDOUS MATERIALS. The Property shall be conveyed free of asbestos and other Hazardous Materials except such Hazardous Materials as are normally present in facilities of the type of presently operated in the Property provided such Hazardous Materials are being handled, stored, treated and disposed of in accordance with all Environmental Laws.

         4.1.9 ASSUMPTION OF MORTGAGE. The Mortgagee shall consent to the assumption by Buyer of the Mortgage at the balance of the Mortgage as of the Closing as shown by the amortization table (not to exceed $5,100,000.00) attached hereto as SCHEDULE 8.1.22 upon terms and conditions reasonably acceptable to Buyer and upon the current terms and conditions of the Mortgage, subject only to a 1% assumption fee and other normal and customary costs charged by the Mortgagee, including its reasonable attorney's fees all reasonably acceptable to Buyer and to be paid by Buyer. Buyer acknowledges and agrees that the assumption of the Mortgage shall be subject to the Lender's compliance respecting the release of Seller the Jeff J. White Family Trust,

Jeff J. and Marie White individually and for and on behalf of their heirs and assigns pursuant to or as required in the Mortgage or the Mortgage Documents (both as herein defined).

         4.1.10 DELIVERY OF CLOSING DOCUMENTS. Buyer shall have received all of the deliverables to be delivered to Buyer at Closing as set forth in SECTION 6.4 and 6.5 in form and substance reasonably acceptable to Buyer and Buyer's counsel.

         4.1.11 MEDICARE AND MEDICAID COMPLIANCE. In the event that any of the Tenants' use of the Property, as a result of the type of medical services provided by such Tenants, are, under applicable Legal Requirements, required to have a certificate of need or other similar license or other Governmental Approval (including, but not limited to approval to receive reimbursements from the Medicare and Medicaid Programs for covered health care services), then Buyer shall have received evidence reasonably satisfactory to it that such Tenants, if any, are duly licensed and approved.

         4.1.12 LEASING COMMISSIONS AND PROPERTY MANAGEMENT AND SIMILAR AGREEMENTS. Except for such agreements consented to by Buyer as set forth in the Final Inspection Report, Seller shall have terminated and paid in full any property management agreements, on site maintenance agreements or leasing commission agreements or any similar agreement requiring an owner of the Property to pay any fees for property management, on site maintenance or leasing commission or other form of compensation to any party as a result of a Tenant Lease or other occupancy agreement or to compensate such third party for the management, maintenance, cleaning, leasing or similar services to the Property on behalf of the owner of the Property.

         4.1.13 THIRD PARTY APPROVALS. All necessary approvals and consents of third parties to the validity, enforceability and effectiveness of the transactions contemplated hereby or required for the conveyance of the Property in accordance with the Title Policy or reasonably required by Buyer have been obtained.

         4.1.14 CORPORATE PROCEEDINGS. All corporate and other proceedings of Seller in connection with the transaction contemplated herein and all documents and certificates incident thereto shall be satisfactory in form and substance to Buyer and Buyer's Counsel. Buyer shall have received such other documents and certificates incident to the transaction as Buyer or Buyer's Counsel shall reasonably request. All matters set forth herein shall have been approved by the Board of Directors of Windrose Medical Properties Trust.

         4.1.15 APPRAISAL. Buyer shall have received the Appraisal of the Property in form and substance satisfactory to Buyer showing a value at least equal to the Acquisition Price for the Real Property.

         4.1.16 SCHEDULES AND EXHIBITS. All Schedules and Exhibits provided by Seller pursuant to this Agreement shall be acceptable and approved by Buyer.

         4.1.17 WINDROSE IPO. The Windrose IPO shall be closed and funded.

         4.1.18 FINAL INSPECTION REPORT. Seller shall have executed and delivered to Buyer a Final Inspection Report as mutually agreed upon by Seller and Buyer. Seller shall have complied with and provided evidence satisfactory to Buyer of the satisfaction of all remedies, actions and requirements of Seller as set forth in the Final Inspection Report (as herein defined).

4.2      FAILURE OF CONDITIONS TO BUYER'S OBLIGATIONS.

         In the event any one or more of the conditions to Buyer's obligations to close on the transactions contemplated hereunder are not completely satisfied prior to or as of the Closing as (except for the condition precedent set forth in SECTION 4.1.17), Buyer, at Buyer's option and in its sole and absolute discretion (provided Buyer is not in default of its obligations hereunder), may:
(a) terminate this Agreement by giving written notice of termination to Seller and the Title Company and this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement and the Earnest Money shall be returned to Buyer; or (b) proceed to Closing and if Buyer makes such election, Seller shall be released of all liability in connection with those matters waived by Buyer, except as set forth in ARTICLE 12.

         4.2.1 In the event the closing and funding of the Windrose IPO as set forth in SECTION 4.1.17 remains unsatisfied as of the Closing, as such Closing may be extended pursuant to SECTION 3.1, then Buyer shall have the right to terminate this Agreement upon written notice to Seller and the Title Company and this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement but the Earnest Money shall be paid to Seller.

            ARTICLE 5. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

5.1      CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.

         The obligations of Seller to sell the Property and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions precedent.

         5.1.1 PAYMENT OF ACQUISITION PRICE. At Closing, Buyer shall pay to Seller the Acquisition Price (as herein defined). For purposes of this Agreement, the Acquisition Price shall mean the total consideration to be paid by Buyer to Seller at Closing for the sale, transfer and conveyance of good and marketable title to fee simple interest in the Property free and clear of all liens, claims and encumbrances (except for Permitted Exceptions as herein defined) and clear and unencumbered transfer of ownership of the remaining Property, subject to the terms and conditions of this Agreement. The Acquisition Price shall be an amount equal to Seven Million Two Hundred Thousand Dollars ($7,200,000.00). The Acquisition Price shall be paid as follows: (a) assumption of that certain Mortgage (as herein defined) subject to the limitations set forth in SECTION 4.1.9; and (b) the balance payable at Closing to Seller in cash, wired funds or a certified or cashier's check payable to the order of the Seller representing the cash portion of the Acquisition Price, adjusted for the prorations and adjustments provided for herein.

         5.1.2 RELEASE OR LIMITATION OF MORTGAGE GUARANTEES AND INDEMNIFICATION AGREEMENTS. At Closing, the Mortgagee shall deliver to Seller, in form reasonably acceptable to Seller's counsel, all releases or limitation of Mortgage guarantees and indemnification Agreements of Seller, the Jeff J. White Family Trust, Jeff J. and Marie White individually and for and on behalf of their heirs and assigns pursuant to or as required in the Mortgage or the Mortgage Documents. In the event that the Mortgagee does not deliver such releases, Seller, at Seller's option and in its sole and absolute discretion (provided Seller is not in default of its obligations hereunder), may: (a) terminate this Agreement by giving written notice of termination to Buyer and the Title Company and this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement and the Earnest Money shall be returned to Buyer; or (b) proceed to Closing. Seller, the Jeff J. White Family Trust and Jeff J. and Marie White individually and on behalf of their heirs and assigns will be fully released from any and all liability under the Mortgage.

         5.1.3 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Buyer set forth in ARTICLE 9 and in any Schedules, Exhibits or certificates delivered pursuant hereto shall be true at all times prior to and as of the Closing.

         5.1.4 COMPLIANCE WITH AGREEMENTS. Buyer shall have performed and complied with all of the covenants, agreements and conditions to be performed and complied with by Buyer prior to or as of the Closing.

         5.1.5 STATUS OF BUYER. Neither Buyer, nor any Affiliate of Buyer, shall be in receivership or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed or had filed against it either a petition in voluntary bankruptcy or a petition seeking reorganization under the federal bankruptcy law or any other similar law or statute of the United States or any state which remains outstanding as of the Closing Date.

         5.1.6 DELIVERY OF CLOSING DOCUMENTS. Seller shall have received all of the deliverables to be delivered to Seller at Closing as set forth in SECTION
6.5 in form and substance reasonably acceptable to Seller and Seller's counsel.

5.2      FAILURE OF CONDITIONS TO SELLER'S OBLIGATIONS.

         In the event (a) all of the conditions precedent to Buyer's obligations as set forth in ARTICLE 4 to close have been satisfied (other than the condition precedent set forth in SECTION 4.1.15); (b) Seller is not in default of its obligations hereunder; and (c) Buyer defaults in any one or more of the conditions to Seller's obligation to close on the transaction contemplated hereunder, Seller, at Seller's option and sole and exclusive remedy, may: (a) terminate this Agreement by giving written notice of such termination to Buyer and the Parties shall have no further obligation to each other under this Agreement and the Earnest Money shall be paid to Seller; (b) proceed to Closing and if Seller makes such election, Buyer shall be released of all liability in connection with those matters waived by Seller, except as set forth in ARTICLE 12.

         5.2.1 In the event that the condition precedent set forth in SECTION
5.1.2 is not satisfied at or before Closing, then Seller shall have the right in its sole and absolute discretion to terminate this Agreement and this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement and the Earnest Money shall be returned to Buyer.

                 ARTICLE 6. PROVISIONS WITH RESPECT TO CLOSING

6.1      CLOSING COSTS.

         Seller and Buyer shall each pay one-half of any escrow fee or similar fee charged by Title Company for acting as escrow agent. Seller shall pay all documentary fees, the conveyance tax and all other transfer taxes or similar fees or taxes relating to the conveyance of the Property. Seller shall pay all costs associated with the assignment of the Tenant Leases. Buyer shall pay (i) the cost of all Land Suitability Studies (as herein defined) and inspections of the Property conducted by Buyer; (ii) the cost of the Title Policy and any endorsements thereto, (iii) the cost of the Audit; (iv) all costs (subject to the limitations set forth in SECTION 4.1.9) associated with Buyer's assumption or prepayment of the Mortgage, and (v) all recording and filing charges in connection with the recording of the Deed. Each party shall pay its own attorneys' fees and expenses, except as otherwise provided in this Agreement.

6.2      APPORTIONMENT OF TAXES, INCOME AND EXPENSES.

         The Parties agree that all (i) Taxes and Assessments for the period ending as of 12:01 a.m. on the Closing Date, and (ii) all expenses related to the operation of the Property (the "Property Expenses") for the period ending as of 12:01 a.m. on the Closing Date shall be paid by Seller on the Closing Date. The Parties agree that the Seller shall be entitled to retain all income derived from the Tenant Leases (including, without limitation, rents and operating expense reimbursements) (the "Property Income") for the period ending as of 12:01 a.m. on the Closing Date. The Parties agree that Buyer shall pay all (i) Taxes and Assessments for the period after 12:01 a.m. on the Closing Date, and
(ii) all Property Expenses for the period after 12:01 a.m. on the Closing Date. The Parties agree that Buyer shall be entitled to receive all Property Income for the period after 12:01 a.m. on the Closing Date. At the Closing, all Taxes, Assessments, Property Income, and Property Expenses that are for the period that begins before Closing and ends after Closing shall be prorated and accounted for between Seller and Buyer as of 12:01 a.m. on the Closing Date based on, in the case of the Taxes and Assessments, the latest assessment available, and in the case of the Property Income and Property Expenses, the provisions of the Tenant Leases, the Books and Records, and reasonable estimates of the Property Expenses for the year based upon historical data prepared in accordance with generally accepted accounting principals on an accrual basis. In the event actual Property Expenses for the period ending on the Closing Date are less than the estimate paid to the Closing Date, Buyer shall receive credit against the Acquisition Price for the amount of such excess. The proration of Property Income and Property Expenses shall be prepared by Buyer's certified public accountants. Should any part of such proration be inaccurate or in error based on the actual bills when received, the adversely-affected Party shall receive from the other Party without prior demand, a reimbursement from the other Party correcting such proration. All prorations shall be credited to the appropriate Party at the Closing. All refundable, non-applied Collateral collected by Seller or held by Seller or others for the benefit of the Seller for existing Tenant Leases shall be delivered to Buyer at the Closing.

6.3      MORTGAGE ESCROWS, RESERVES AND DEPOSITS.

         As set forth on SCHEDULE 6.3, Seller has deposited certain funds with the Mortgagee to be held by the Mortgagee as additional security for the payment of taxes, insurance, repairs and replacements, tenant improvements and leasing commissions (collectively referred to herein as the "Mortgage Reserves"). The Mortgage Reserves shall be apportioned and applied as follows:

         6.3.1 All insurance deposits for the payment of insurance premiums due for the period subsequent to the Closing held by the Mortgagee shall be returned to Seller or credited to Seller at Closing if retained by the Mortgagee for the benefit of Buyer.

         6.3.2 All tax deposits retained by the Mortgagee for the benefit of Buyer after the proration of Taxes in accordance with SECTION 6.2 and the payment of back taxes, if any, shall be returned to Seller or credited to Seller at Closing if retained by the Mortgagee for the benefit of Buyer.

         6.3.3 All repair and replacement deposits held by Mortgagee shall be credited at Closing in accordance with the Final Inspection Report as agreed upon by Buyer and Seller. Seller acknowledges and agrees that the Acquisition Price has been determined by Buyer based upon Seller's representations and warranties set forth herein in ARTICLE 8, including, but not limited those representations and warranties concerning the condition of the Property and the obligation of the Tenants under the Tenant Leases (with the exception of suites 100, 110 and 220) to pay for repairs, maintenance and improvements (including capital repairs and replacements). Buyer reserves the right to designate in the Final Inspection Report that all or any portion of the repair and replacement deposits held by the Mortgagee shall be applied to the repair and replacement for the Property for items determined by Buyer, during Buyer's Due Diligence (as herein defined), requiring repair or replacement if the costs of such repair and replacements are not payable in full by the Tenants. As set forth in SECTION 7.3.4, Buyer shall set forth in its Preliminary Inspection Report its designation of its suggested disposition of the repair and replacement deposits which shall be subject to the approval of Seller in the Final Inspection Report. Provided that the repair and replacement deposits exceed the agreed upon amounts required for future repairs and replacements, Seller shall be entitled to repayment from the repair and replacement deposits for amounts previously paid by Seller for repair and replacements that have not been reimbursed from the repair and replacement deposits held by the Mortgagee provided, further, however, that Buyer shall not be required by the Mortgagee to replace such amounts as a condition of the assumption of the Mortgage.

         6.3.4 All tenant improvement and leasing commissions deposits held by the Mortgagee shall be applied first to the payment of (a) all unpaid or future leasing commissions currently owed by Seller pursuant to the Tenant Leases or under any of the leasing or similar agreements set forth in SECTION 8.1.12; (b) all obligations of Seller under the Tenant Leases to make or provide tenant improvement allowances; and (c) reasonable reserves for leasing commissions for any Tenant Leases that expire on or before August 30, 2003. Provided that the tenant improvement and leasing commissions deposits exceed the amounts required by the foregoing sentence, Seller shall be entitled to repayment from the tenant improvement and leasing commissions deposits for any excess amounts held by the Mortgagee provided, further, however, that Buyer shall not be required by the Mortgagee to replace such amounts as a condition of the assumption of the Mortgage. The provisions of this Section shall survive the Closing.

6.4      SELLER'S CLOSING DELIVERABLES.

         At the Closing and as a condition of Closing (unless required to be delivered earlier), Seller shall deliver to the Buyer, the following:

         6.4.1 The Bill of Sale substantially in the form attached as EXHIBIT E and sufficient to transfer to Buyer the Personal Property duly executed, acknowledged and delivered by Seller.

         6.4.2 The Certificate of Non-Foreign Status substantially in the form attached hereto as EXHIBIT F, addressed to Buyer duly executed, acknowledged and delivered by Seller.

         6.4.3 The Seller's Closing Certificate, substantially in the form of EXHIBIT G wherein Seller shall certify that the representations and warranties of Seller in this Agreement are true and correct as of the Closing Date duly executed, acknowledged and delivered by Seller.

         6.4.4 The Deed duly executed, acknowledged and delivered by Seller.

         6.4.5 Possession of the Property, free and clear of any rights of use or occupancy, except the Permitted Exceptions and the Tenant Leases.

         6.4.6 An opinion of Seller's counsel, dated as of the Closing Date, substantially in the form of EXHIBIT H attached hereto.

         6.4.7 The Assignment of Tenant Leases substantially in the form set forth on EXHIBIT I attached hereto duly executed, acknowledged and delivered by Seller.

         6.4.8 An Estoppel Certificate substantially in the form set forth on EXHIBIT J attached hereto for each of the Tenants duly executed, acknowledged and delivered by each Tenant. Seller shall be responsible for acquiring the Estoppel Certificate for each of the Tenants.

         6.4.9 The Assignment of Business Contracts substantially in the form set forth on EXHIBIT K attached hereto duly executed, acknowledged and delivered by Seller and such third parties as required by such Business Contracts.

         6.4.10 Except for such agreements consented to by Buyer as set forth in the Final Inspection Report, receipt by Buyer of evidence reasonably satisfactory to Buyer that all agreements as set forth in SECTION 8.1.12 have been terminated and are of no further force or effect.

         6.4.11 An affidavit and indemnity agreement (in form and substance acceptable to Buyer) executed by Seller as of the Closing Date, stating that (i) there are no unpaid debts for any work that has been done or materials furnished to the Property prior to and as of Closing, and that (ii) Seller shall indemnify and hold Buyer harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including attorneys' fees and court costs) arising out of, in connection with, or resulting from such work done on the Property or materials furnished to the Seller.. Such affidavits and indemnity agreements shall be in form and substance required by the Title Company to remove from the Title Policy all exceptions for mechanic's, materialmen's or similar liens.

         6.4.12 All keys, combinations, codes and security information to all locks and security systems on the Property in Seller's possession.

         6.4.13 Any transfer declarations or disclosure documents, duly executed by the appropriate Parties, required by any state, county or municipal agency in connection with the recordation of the Deed.

         6.4.14 Such instruments or documents as are reasonably required by Buyer or the Title Company (including, without limitation, certificates of good standing, corporate resolutions and certificates of incumbency) to evidence the authority of Seller and of the Persons executing the various documents on behalf of Seller, to enter into this Agreement and to consummate the transactions contemplated herein.

         6.4.15 All necessary approvals and consents of third parties to the validity and effectiveness of the transactions contemplated hereby and such other documents as are reasonably required by Buyer to carry out the terms of this Agreement or required for the conveyance of the Property in accordance with the Title Policy.

         6.4.16 A settlement statement setting forth all of the economics of the transactions provided for in this Agreement (the "Settlement Statement") duly executed, acknowledged and delivered by Seller.

6.5      OTHER DELIVERABLES TO BUYER.

         At the Closing and as a condition of Closing (unless received earlier), Buyer shall receive the following:

         6.5.1 All documents with respect to the assumption of the Mortgage in form and substance, reasonably acceptable to the Buyer, duly executed and delivered by the Mortgagee; and,

         6.5.2 All Materially necessary approvals and consents of third parties to the validity and effectiveness of the transactions contemplated hereby.

6.6      BUYER'S CLOSING DELIVERABLES.

         At the Closing and as a condition of Closing, Buyer shall deliver to the Seller the following:

         6.6.1 Cash, wired funds or a certified or cashier's check payable to the order of the Seller representing the cash portion of the Acquisition Price, adjusted for the prorations and adjustments provided for herein.

         6.6.2 Such instruments as are reasonably required by Seller or the Title Company (including, without limitation, certificates of good standing, corporate resolutions and certificates of incumbency) to evidence the authority of Buyer and the Persons executing the various documents on behalf of Buyer, to consummate the transactions contemplated in this Agreement and to execute and deliver the closing documents to be delivered by Buyer.

         6.6.3 The Buyer's Closing Certificate, substantially in the form of EXHIBIT L wherein Buyer shall certify that the representations and warranties of Buyer in this Agreement are true and correct as of the Closing Date duly executed, acknowledged and delivered by Buyer.

         6.6.4 Any transfer declarations or disclosure documents, if any required to be executed by Buyer, duly executed by Buyer, required by any state, county or municipal agency in connection with the recordation of the Deed.

         6.6.5 The Assignment of Tenant Leases duly executed, acknowledged and delivered by Buyer.

         6.6.6 The Settlement Statement duly executed, acknowledged and delivered by Buyer.

6.7      OTHER DELIVERABLES TO SELLER.

         6.7.1 Receipt by Seller in form reasonably acceptable to Seller's counsel, of all releases or limitation of Mortgage guarantees and indemnification Agreements of Seller, the Jeff J. White Family Trust, Jeff J. and Marie White individually and for and on behalf of their heirs and assigns pursuant to or as required in the Mortgage or the Mortgage Documents, in accordance with SECTION 5.1.2 duly executed and delivered by the Mortgagee.

         6.7.2 All documents with respect to the assumption of the Mortgage in form and substance, reasonably acceptable to the Seller, duly executed and delivered by the Mortgagee and Buyer.

                 ARTICLE 7. DUE DILIGENCE AND INSPECTION PERIOD

7.1      DUE DILIGENCE REVIEW.

         The Seller acknowledges and agrees that Buyer has not, prior to the date hereof, conducted any investigation or inspection of the Property and has relied upon the information provided by Seller as to the financial, title and physical matters related to the Property. The Parties hereby agree that Buyer shall have the right to conduct a through and complete physical, financial and title inspection of the Property (the "Due Diligence Review") and hereby establish the following inspection period (the "Inspection Period") for the conduct of Buyer's Due Diligence Review. During the Inspection Period, Buyer will, as it deems appropriate: (i) acquire such Land Suitability Studies (as herein defined); (ii) conduct physical inspections, examinations and tests of the Property; (iii) examine the Books and Records of the Seller applicable to the Property, including, but not limited to the Tenant Leases, depreciation schedules, tax returns, capital budgets and other accounting, tax and operational information;
(iv) review the current and future state of utilities and other services to the Property; (v) review current governmental approvals, zoning requirements, codes and related matters; (vi) if required by Buyer, conduct an Audit (as herein defined) of Seller and the Property; and (vii) perform such other due diligence activities as reasonably determined by Buyer. Buyer agrees that it will use its good faith efforts, subject to the provisions of this ARTICLE 7, to notify Seller during the course of the Inspection Period of any matters which come to the attention of Buyer that Buyer reasonably anticipates including in its Preliminary Inspection Report (as herein defined). Seller acknowledges and agrees that it will use its good faith efforts, subject to the provisions of this ARTICLE 7, to cooperate with Buyer in its efforts to conduct a complete and thorough due diligence review of the Property. Buyer may at any time during the Inspection Period terminate this Agreement as to the Property in its sole and absolute discretion, by sending to Seller written notice indicating Buyer's election to terminate this Agreement. In the event of a termination of this Agreement by Buyer pursuant to this Section, then this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement except as specifically set forth in this Section and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1.

7.2      DUE DILIGENCE DOCUMENTATION.

         Within ten (10) days after the Effective Date, Seller shall deliver to Buyer for review (a) the Due Diligence Documentation (b) if not provided upon execution of this Agreement, all Schedules of Seller set forth in this Agreement; and (c) written certification of Seller ("Seller's Due Diligence Certification") that all Due Diligence Documentation and all Schedules have been provided to Buyer and such Due Diligence Documentation and Schedules are true, accurate and complete. For purposes of this Agreement Due Diligence Documentation shall mean the items set forth on EXHIBIT B. In the event that Seller does not provide all Due Diligence Documentation and Schedules and Seller's Due Diligence Certification within such ten (10) days, then the date Buyer is required to deliver the Preliminary Inspection Report (the "Preliminary Inspection Report Date") shall be the date that is forty-five (45) days from the date of Buyer's receipt of the Due Diligence Documentation, Schedules and Seller's Due Diligence Certification as required by this Section. In addition, the date for Closing shall, at the option of Buyer, shall be extended to the date that is forty-five (45) days after the Preliminary Inspection Report Date as extended and determined in accordance with this Section.

7.3      INSPECTION PERIOD.

         The Inspection Period shall begin on the Effective Date and shall end on the date that the Parties execute the Final Inspection Report. Subject to the extensions of time and requirements set forth in SECTION 7.2, the Preliminary Inspection Report Date shall be August 8, 2002. Provided Buyer has not earlier exercised its right, in its sole and absolute discretion, to terminate this Agreement, Buyer, on the Preliminary Inspection Report Date, shall deliver to Seller, in writing, either its Preliminary Inspection Report (as herein defined) or Buyer's notice, in its sole and absolute discretion, to terminate this Agreement. In the event Buyer elects to terminate this Agreement on the Preliminary Inspection Report Date, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1. In the event Buyer fails to deliver its Preliminary Inspection Report or its election to terminate this Agreement as set forth in this ARTICLE 7 on or before the Preliminary Inspection Report Date then Buyer shall be deemed to approve the Property and all matters relating thereto, including without limitation, the matters covered by Buyer's investigations and inspections thereof, and the only remaining contingencies to Buyer's obligation to consummate the transaction contemplated herein shall be Buyer's Conditions Precedent as set forth in
ARTICLE 4 and Buyer's right to terminate this Agreement pursuant to this ARTICLE 7 shall expire. For purposes of this Agreement, the Preliminary Inspection Report shall mean Buyer's written report to Seller setting forth and including the following:

         7.3.1 A copy of the Title Commitment from the Title Company with all endorsements required by Buyer and agreed to by the Title Company. The Title Commitment shall be marked and/or accompanied with a statement setting forth the Permitted Exceptions, the exceptions to title that are not acceptable to Buyer, the additional requirements to be satisfied by Seller for the issuance of the Title Policy in accordance with the Title Commitment as set forth by Buyer or any additional requirements of Buyer with respect to title, the Title Policy, the Deed, the Tenant Leases or any other documents of conveyance of the Property.

         7.3.2 A copy of the Survey with a statement by Buyer of such items, including any certificate deficiencies that are unacceptable to Buyer and require additional action or impose additional requirements on Seller.

         7.3.3 An analysis of the operational, financial and physical condition of the Property with a statement of any items that are unacceptable to Buyer and require additional action or impose additional requirements on Seller.

         7.3.4 Buyer's estimate of reasonable reserves for repairs and replacements and other reserves, including the Buyer's suggested disposition of all Mortgage Reserves held by the Mortgagee.

         7.3.5 Any objection of Buyer to Seller's Excluded Assets as set forth on SCHEDULE 8.1.18.

         7.3.6 Such other matters that have been made known to Buyer during the Inspection Period that Buyer determines require additional action or impose additional requirements on Seller, including any adjustments to the Acquisition Price.

         7.3.7 In all matters submitted, where additional action or additional requirements are required by the Preliminary Inspection Report, Buyer shall provide its recommended action or requirement that it reasonably believes will resolve Buyer's objections.

7.4      SELLER'S PRELIMINARY INSPECTION REPORT REPLY.

         Within ten (10) days after Seller's receipt of Buyer's Preliminary Inspection Report, Seller shall deliver to Buyer, in writing, its Preliminary Inspection Report Reply (as herein defined). For purposes of this Agreement, the Preliminary Inspection Report Reply shall mean Seller's written report to Buyer setting forth Seller's response to each objection and suggested recommended action or requirement set forth in the Preliminary Inspection Report of Buyer. Within five (5) Business Days after Buyer's receipt of Seller's Preliminary Inspection Report Reply, Buyer shall notify Seller in writing that it (i) accepts Seller's Preliminary Inspection Report Reply; (ii) requests a meeting with Seller to resolve any remaining matters set forth in the Preliminary Inspection Report and the Preliminary Inspection Report Reply; or (iii) elects to terminate this Agreement in its sole and absolute discretion. Upon such notice of termination, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1. In the event Buyer requests a meeting to resolve any remaining matters as set forth above, such meeting shall be held either by telephonic means or at such place as mutually agreeable to the Parties at such time within ten (10) days following such request as mutually agreed to by the Parties. Buyer's failure to (i) deliver its acceptance of Seller's Preliminary Inspection Report Reply, (ii) call for a meeting within said five (5) Business Day period or (iii) its election to terminate this Agreement in its sole and absolute discretion shall be deemed Buyer's acceptance of the actions and agreements of Seller as set forth in Seller's Preliminary Inspection Report Reply. In the event Buyer requests a meeting to resolve any remaining matters set forth in the Preliminary Inspection Report and the Preliminary Inspection Report Reply, the Parties shall either resolve such matters or Buyer shall have the right to terminate this Agreement in its sole and absolute discretion upon written notice delivered to Seller at such meeting. Upon such notice of termination, this Agreement shall terminate without further action by either Party and neither Party shall have any further obligation to the other party and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1.1. In the event the Parties resolve all matters subject to the Preliminary Inspection Report, such resolution, including all further required action or requirements of Seller or Buyer, if any, shall be set forth in writing as the Final Inspection Report. The Inspection Period shall end on the date of the Final Inspection Report, as mutually agreed upon by Seller and Buyer, is executed and delivered by each Party to the other. Each Party's compliance with the Final Inspection Report shall be a condition precedent to Closing for the other Party. Notwithstanding anything to the contrary contained herein, in the event Buyer requires an adjustment to the Acquisition Price or imposes on Seller a requirement that imposes on Seller an additional monetary obligation in excess of Twenty Thousand Dollars ($20,000.00), then Seller shall have the right in its sole and absolute discretion to terminate this Agreement either in its Preliminary Inspection Report Reply or prior to the execution of the Final Inspection Report by notice in writing delivered to Buyer either in its Preliminary Inspection Report Reply or at the meeting to resolve outstanding issues as set forth hereinabove. Upon such notice of termination, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.2.1.

7.5      LAND SUITABILITY STUDIES.

         7.5.1 For purposes of this Agreement, Land Suitability Studies shall mean Buyer's Audit, Appraisal, Engineering Studies, Survey, Title Commitment, Encumbrance Documents, Environmental Reports, Pest Control Report, UCC Search Reports, and such other information, reports, inspections and studies commissioned by Buyer, at its expense, for its approval of the purchase of the Property. The parties acknowledge and agree that the Property shall be delivered at Closing without any Material adverse change in the condition of the Property as set forth in the Land Suitability Studies as of the date of the Final Inspection Report, subject to such additional requirements or actions or matters accepted by Buyer all as set forth in the Final Inspection Report. Upon written request of Seller, Buyer will make copies available to Seller. Notwithstanding anything to the contrary contained herein, Buyer shall not be obligated to purchase the Property in the event the Appraisal does not value the Property at least equal to the Acquisition Price for the Real Property.

7.6      INSPECTION RIGHTS AND OBLIGATIONS OF BUYER.

         7.6.1 Buyer and its authorized agents or representatives (collectively, "Buyer's Contractors") shall have the right to enter onto the Real Property at reasonable times during normal business hours (or such other times as Seller may agree to in writing) to make physical inspections thereof and to conduct such other inspections and tests, as Buyer deems appropriate in accordance with this Section. Buyer shall not enter upon the Property without the consent of Seller which shall not be unreasonably withheld or delayed. Buyer and Buyer's Contractors investigations and tests shall: (i) not unreasonably interfere with the operation and maintenance of the Real Property; (ii) not damage any part of the Property; (iii) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any Tenant, its agents, contractors and employees; (iv) not unreasonably interfere with any activities conducted on the Real Property by any Tenant. During the Inspection Period, Buyer shall maintain general liability insurance covering any accident arising in connection with the presence of Buyer or Buyer's Contractors on the Real Property. Buyer shall not perform any physical or structural tests without the written consent of Seller which consent shall not be unreasonably withheld or delayed. Seller reserves the right for itself and its representatives to be present for any inspection or test. Buyer shall not permit any liens to attach to the Property by reason of the exercise of its rights hereunder. In the event any soil or other tests conducted by Buyer affect the surface of the Property, Buyer shall restore the surface of the Land to substantially the same condition in which the same was found before any tests were undertaken.

         7.6.2 Buyer agrees to indemnify and hold Seller and Seller Parties harmless from and against any and all liens, claims, causes of action, damages and expenses (including reasonable attorneys' fees) asserted against or incurred by Seller or Seller Parties arising out of any violation of the provisions of this Section.

7.7      INSPECTION OBLIGATIONS OF SELLER.

         Seller shall, in accordance with the provisions of this Section afford Buyer and Buyer's Contractors reasonable access to the Property, the Tenants and afford the officers, attorneys, accountants, or other authorized representatives of Buyer access during normal business hours to all its Books and Records related to consummation of the transactions contemplated by this Agreement in order to afford Buyer such opportunity of inspection, review, examination, and investigation as Buyer shall desire to make of the affairs related to the Property and Buyer shall be permitted to make extracts from, and take copies of, such books, records or other documentation as may be reasonably necessary for each purpose.

7.8      GOVERNMENTAL AUTHORITIES.

         Seller authorizes Buyer to make all inquiries of appropriate Governmental Authorities with respect to the Property, as Buyer, in its good faith, using reasonable judgment, deems necessary to confirm the compliance of the Property with all Legal Requirements applicable to the Property and to satisfy itself as to the compliance of the Property with the requirements of such Governmental Authorities for Buyer's Intended Use.

7.9      UTILITY AND OTHER SERVICE.

         Seller authorizes Buyer to make all inquiries of appropriate providers of utility and other services with respect to the Property, as Buyer, in its good faith, using reasonable judgment, deems necessary to confirm the present and future availability of all such services reasonably required by Buyer for Buyer's Intended Use of the Property and the compliance of the Property with all requirements, rules and regulations of such utility providers to the Property.

7.10     AUDIT REQUIREMENTS.

         Seller acknowledges that Buyer may be required to cause an audit (the "Audit") to be performed by Buyer's certified public accounting firm with respect to the Property or Seller consistent with the SEC accounting, reporting and disclosure requirements in order to include this transaction in the Windrose IPO. Seller shall provide the accountants of Buyer access to the Books and Records to perform the required Audit.

              ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1      REPRESENTATIONS AND WARRANTIES OF SELLER.

         As a material inducement to Buyer's decision to enter into this Agreement, Seller represents and warrants to Buyer, the following, which shall be true and correct on the Effective Date and on the Closing Date:

         8.1.1 SELLER STATUS. Seller is a Nevada limited liability company duly organized and validly existing under the laws of State of Nevada and is, or will be on the applicable Closing Date, duly authorized to do business in the state in which the Property is located in accordance with local law. Jeff White is an officer of Seller and has been duly authorized and empowered by Seller to execute this Agreement and all documents in connection herewith.

         8.1.2 AUTHORITY AND BINDING NATURE. Seller has all requisite power and authority to execute, deliver and perform this Agreement and all instruments and agreements contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller, and all consents required under Seller's operating agreement and governance documents or from any third party or from any Governmental Authority, the failure to obtain of which would have a Material effect on the Property, have been obtained. All documents to be executed by Seller and delivered to Buyer at Closing, will be duly executed, authorized and delivered by Seller and will, in accordance with their terms, constitute the valid, binding, and legal obligations of Seller.

         8.1.3 SOLVENCY. Seller is a solvent limited liability company and (a) has filed all tax returns which are required to be filed by it and paid all taxes which are required to be paid by it; the failure to file or pay of which would have an adverse effect on the Property or require Buyer to pay such taxes, and (b) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other Governmental Authority to which it may be subject which would adversely affect the Property. There are no outstanding tax penalties of Seller with respect to the Property. Attached hereto as SCHEDULE 8.1.3 are copies of Seller's last two years' real estate tax bills and personal property tax bills with respect to the Property and a copy of the most recent appraisal notices with respect to the Property.

         8.1.4 TITLE. Seller, in reliance on the Title Report, has or at the Closing will have, and will convey, transfer and assign to Buyer, good and marketable fee simple interest in the Real Property in form and substance required to cause the Title Company to issue the Title Policy in accordance with the Title Commitment subject only to the Permitted Exceptions in accordance with the Final Inspection Report. The Seller has or at the Closing will have, and will convey, transfer and assign to Buyer, good and marketable title to the Property. Seller has not conveyed to any person or entity any rights to acquire any interest in the Property, except for the Tenant Leases.

         8.1.5 VIOLATION OF AGREEMENTS. To the best of Seller's knowledge, neither execution by Seller of this Agreement nor the consummation by Seller of the transactions contemplated by this Agreement will (a) result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time would ripen into a default under any agreement, instrument or obligation to which Seller is a party or by which the Property is bound, including any Tenant Leases; (b) to Seller's knowledge, constitute a Material violation of any law, order, rule or regulation applicable to Seller or any portion of the Property, of any federal, state or municipal body, or other governmental or quasi-governmental body having jurisdiction over Seller or any portion of the Property; or (c) cause the creation of any Material lien, claim, or encumbrance upon the Property (other than the Permitted Exceptions in accordance with the Final Inspection Report).

         8.1.6 LICENSES AND PERMITS. To the best of Seller's knowledge, all Improvements have been substantially completed and installed in accordance with their plans and specifications approved by the governmental authorities having jurisdiction and are transferable to Buyer without the payment of additional fees. Permanent certificates of occupancy, certificates of need, the requisite certificates of the local board of fire underwriters (or other similar entities) and any and all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction, and or any other approvals or authorizations from Governmental Authorities or other third parties which are necessary to permit the use of the Property for Buyer's Intended Use have been issued and are in full force and effect and no material default exists under any such items. Attached hereto as SCHEDULE 8.1.6 is a true, accurate and complete list of all such items. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each item set forth on SCHEDULE 8.1.6.

         8.1.7 LITIGATION AND ADMINISTRATIVE PROCEEDINGS. To the best of Seller's knowledge, there are no lawsuits or other proceedings of any kind pending or, to Seller's knowledge, threatened against Seller relating to the Property. Nor does Seller have any knowledge of any basis for any such action. There are no outstanding claims or disputes by Tenants against Seller. There are no pending or, to the Seller's knowledge, threatened, judicial, municipal or administrative proceedings with respect to, or in any manner affecting, the Property or any portion thereof, including without limitation, proceedings for or involving collections, condemnations, eminent domain, alleged injuries or property damage alleged to have occurred on the Property or by reason of the construction of the Improvements or use and operation of the Property, or any present plan or study made known to Seller by any Governmental Authority, agency or employee thereof which in any way challenges, affects or would challenge or affect the continued authorization of the ownership, construction, use and operation of the Property, or any street or highway servicing or adjacent to the Property. Seller has received no notices of any lawsuits or other proceedings or judgments relating to the Seller's violation of any laws, ordinances, regulations, codes, orders or other requirements specifically affecting the Property, or Seller's ability to carry out the transactions contemplated in this Agreement. Seller is not aware of any notice of any claim, requirement or demand of any licensing or certifying agency or other Governmental Authority supervising or having authority over the Property to rework or redesign the Property or to provide additional furniture, fixtures, equipment or inventory so as to conform or comply with any existing law, code or standard which have not been Materially satisfied prior to the date hereof.

         8.1.8 PARTIES IN POSSESSION. To the best of Seller's knowledge, except for Tenants under the Tenant Leases, there are no adverse or other parties in possession of the Property or of any part thereof, except Seller. Except for Tenants under the Tenant Leases, no party has been granted any lease or other right relating to the use, occupancy or possession of the Property.

         8.1.9 TENANT LEASES. Attached hereto as SCHEDULE 8.1.9 is a list of all the Tenant Leases. With the delivery of the Due Diligence Documentation, Seller has or will provide to Buyer a true, accurate and complete copy of each Tenant Lease set forth on SCHEDULE 8.1.9. Each Tenant Lease is and at Closing will be
(i) in full force and effect; and (ii) has not been amended, modified or supplemented in any material way except as set forth in the copies of the Tenant Leases provided to Buyer with the execution of this Agreement. No material default on the part of the Seller exists under any of the Tenant Leases nor will any exist as of the Closing. There are no defaults by Tenants under any of the Tenant Leases, except as set forth on SCHEDULE 8.1.9. Each Tenant Lease (except for suites 100, 110 and 220) is a full net lease requiring such Tenant to pay its proportionate share of all costs and expenses of operating the Property, including, but not limited to common area expenses, capital repairs and replacements and a property management fee of four (4%) percent. As of the Closing, all Tenant improvements, repairs and other work and obligations, if any, then required to be performed by the Seller under each of the Tenant Leases will be fully performed and paid for prior to the Closing. Seller has not committed to any Tenant improvements or allowances, except as set forth in the Tenant Leases for periods arising after the Closing. Seller has not accepted the payment of rent or other sums due under any of the Tenant Leases for more than one (1) month in advance. None of the Tenant Leases or rents payable thereunder have been assigned, pledged or encumbered, except to the Mortgagee.

         8.1.10 RENT ROLL. Attached hereto as SCHEDULE 8.1.10 is a true, accurate and complete listing of each tenant, space occupied, lease term, options to renewal by date, current rent, lease expiration date for the Property (herein the "Rent Roll") as of the Effective Date.

         8.1.11 COLLATERAL. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.11 is a true, accurate and complete list of all Collateral identifying amounts by Tenant. For purposes of this Agreement, Collateral shall mean all security deposits, escrow deposits, reserve funds, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests held by Seller or by any other person for the benefit of the Seller with respect to the Property. All unapplied security deposits, reserve accounts, escrow funds or other similar payments required by the Tenants have been paid and are held by Seller in accordance with the terms and provisions of the Tenant Leases and are fully transferable to Buyer at Closing.

         8.1.12 LEASING COMMISSIONS AND PROPERTY MANAGEMENT AGREEMENTS. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.12 is a true, accurate and complete list of all property management agreements, janitorial service, on-site maintenance, brokerage or leasing commission agreement or any similar agreement requiring an owner of the Property to pay any fees for property management, on-site maintenance or leasing commissions or other form of compensation to any party as a result of a Tenant Lease or other occupancy agreement or to compensate a third party for the management, maintenance, cleaning, leasing or similar services to the Property on behalf of the owner of the Property. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each Agreement set forth on SCHEDULE 8.1.12. Except as set forth on SCHEDULE 8.1.12, as of the Closing, all such agreements shall be terminated by Seller and no property management compensation, on site maintenance, brokerage or leasing commissions or other compensation will be due or payable to any person, firm or entity with respect to the Property or any Tenant Lease (including any extensions or renewals thereof).

         8.1.13 BUSINESS CONTRACTS. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.13 is a true, accurate and complete list of all Business Contracts (as herein defined). With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each Business Contract set forth on SCHEDULE 8.1.13. For purposes of this Agreement, "Business Contracts" shall mean any equipment lease, maintenance agreement, waste disposal agreement, service contract, vendor or supply contract, insurance contract, or other agreement not otherwise described in this Agreement affecting all or a portion of the Property imposing any obligation upon Buyer upon purchase of the Property. Except as set forth on SCHEDULE 8.1.13, all such Business Contracts are terminable upon thirty (30) days written notice. No default or breach by Seller exists, or as of the Closing will exist, under any Business Contract. To Seller's knowledge, no default exists or as of Closing will exist under any Business Contract by any other party to such Business Contract.

         8.1.14 INVENTORY OF FIXTURES AND MAJOR EQUIPMENT AND SYSTEMS. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.14 is a true, accurate and complete inventory of all Fixtures and all major equipment and systems located on the Property. Except for public utilities, there is no major equipment or systems not located on the Property required for the operation of the Property. For purposes of this Agreement, "Fixtures" shall mean all of Seller's permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, now and hereafter located in, on or used in connection with the Property, including, without limitation, all furnaces, boilers, electrical equipment, heating equipment, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in vacuum, security and access control systems, cable transmission, telephone systems and similar systems. All Fixtures and major equipment and systems shall be in good working order at the Closing, subject to ordinary wear and tear and transferred to Buyer at Closing. Except as set forth on SCHEDULE 8.1.14, except for the Mortgage, there are no liens or encumbrances (and none will exist as of the Closing) on any of the Fixtures or major equipment and systems. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each lien or encumbrance set forth on SCHEDULE 8.1.14. All such liens and encumbrances shall be paid by Seller at Closing.

         8.1.15 INVENTORY OF PERSONAL PROPERTY. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.15 is a true, accurate and complete list of all inventory of personal property such as maintenance equipment, appliances, tools and parts, mechanical equipment, furniture and supplies currently used by the Seller in the operation of the Property and all Fixtures, except to the extent included in SCHEDULE 8.1.14 (herein the "Inventory"). Except as set forth on SCHEDULE 8.1.15, all Inventory shall be conveyed to Buyer at Closing, subject only to ordinary wear and tear. Except as set forth on SCHEDULE 8.1.15, there are no liens or encumbrances (and none will exist as of the Closing) on any of the Inventory. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each lien or encumbrance set forth on SCHEDULE 8.1.15. All such liens and encumbrances shall be paid by Seller at Closing.

         8.1.16 WARRANTIES. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.16 is a true, accurate and complete list of Warranties (as herein defined). With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each Warranty set forth on SCHEDULE
8.1.16. For purposes of this Agreement, "Warranties" shall mean all warranties and guaranties with respect to the Property, whether express or implied, which Seller now holds or under which Seller is the beneficiary, including, without limitation, any warranties and guaranties assigned to Seller under the Tenant Leases. All such Warranties shall be assigned to Buyer at Closing.

         8.1.17 INTANGIBLE PROPERTY. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.17 is a true, accurate and complete list of Intangible Property (as herein defined). With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each item of Intangible Property set forth on SCHEDULE 8.1.17. For purposes of this Agreement, "Intangible Property" shall mean all Licenses and other intangible property (including any interest therein) owned by Seller or required for the Buyer's Intended Use of the Real Property, including the Real Property name and building insignia or logo, if any, all contract rights, agreements, trade names, water rights, and zoning rights. All such Intangible Property shall be sold, transferred and conveyed to Buyer at Closing.

         8.1.18 EXCLUDED ASSETS. Attached hereto as SCHEDULE 8.1.18 is a true, accurate and complete list of all of Seller's Assets (the "Excluded Assets") that are retained by Seller and not subject to the sale contemplated by this Agreement. All Excluded Assets shall be subject to the approval of Buyer as set forth in the Preliminary Inspection Report.

         8.1.19 THIRD PARTY STUDIES. Attached hereto as SCHEDULE 8.1.19 is a true, accurate and complete list of Engineering and Inspection Materials (as herein defined) to the best of Seller's knowledge in the possession of Seller. For purposes of this Agreement, Engineering and Inspection Materials shall mean
(i) all Architectural/Engineering Working Drawings and Specifications for the Property including, but not limited to all "as built" drawings; (ii) any engineering plans and studies, including structural studies of the Property in the possession of Seller; (iii) all site plans; (iv) any soil, substrata studies, or landscape plans in the possession of Seller; (v) all floor plans;
(vi) any appraisals of the Property commissioned by Seller; (vii) the most recent inspection and certification reports made by any insurance carrier, codes or building department, fire marshal, OSHA or any state licensing authority in the possession of Seller or (vii) any Environmental Reports. With the delivery of this Agreement, Seller has provided to Buyer an accurate and complete copy of each item set forth on SCHEDULE 8.1.19. Seller makes no representation or warranty as to the professional judgments set forth in such Third Party Studies.

         8.1.20 TITLE POLICY. Attached hereto as SCHEDULE 8.1.20 is a true, accurate and complete copy of Seller's current title policy with respect to the Property.

         8.1.21 SURVEY. Attached hereto as SCHEDULE 8.1.21 is a copy of Seller's current survey with respect to the Property. Except as shown on such survey or in Seller's title policy, Seller has no knowledge of any other restriction, covenant, appurtenance, easement or other encumbrance with respect to the Property.

         8.1.22 MORTGAGES AND INDEBTEDNESS. The Property is subject to a certain mortgage to G.E. Capital Corporation (the "Mortgage"). The Property is not subject to any other mortgage, deed of trust or other indebtedness except those shown on the Title Report, including but not limited to mechanics or materialmen's liens or any other monetary encumbrance. Any other indebtedness or monetary encumbrance, except the Mortgage, shown on the Title Report or otherwise encumbering the Property shall be paid by Seller at or before Closing. Attached hereto as SCHEDULE 8.1.22 is a true, accurate and complete loan amortization table for the Mortgage. The Mortgage is and at Closing will be current, in accordance with SCHEDULE 8.1.22 as to all payments of principal and interest and all other payments required of Seller with respect to the Mortgage. With the delivery of this Agreement, Seller has provided to Buyer an accurate and complete copy of each loan document, guarantee, promissory note or other document related to the Mortgage of any nature whatsoever (herein the "Mortgage Documents").

         8.1.23 SELLER OCCUPIED SPACE. The Seller does not and, as of the Closing, will not occupy any space in the Property.

         8.1.24 FINANCIAL STATEMENTS. Seller has delivered to Buyer copies of the following financial statements: (a) the reviewed balance sheet of Seller as of December 31, 1999, and December 31, 2000 and December 31, 2001 and related statements of income and retained earnings and changes in financial position for the fiscal years ended on those dates, together with supporting schedules and certificates of Seller's certified public accountants, that it has been represent to Seller that such financial statements present fairly the financial positions of Seller as of the respective dates of said balance sheets and results of operations and changes in financial positions of Seller for the respective periods then ended in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding periods; and (b) the unaudited combined balance sheet of Seller as of April 30, 2002 and related statements of income and retained earnings and changes in financial position for the four-month periods ended on that date, together with supporting schedules, certified by the managing member of Seller. Except as set forth in the notes thereto, all of such financial statements present fairly the financial position of Seller as at the respective dates of said balance sheets and results of operations and changes in financial position of Seller for the respective periods prepared on an income tax basis applied on a basis consistent with that of the preceding periods (subject, in the case of interim financial statements, to normal year-end adjustments consistent with prior periods). No uncollectible accounts receivable are reflected on any of said balance sheets without provision for an adequate reserve for uncollectible amounts. Buyer will independently review these Financial Statements and except for acts of fraud or material misrepresentation on the part of Seller, will independently satisfy itself of the validity of Seller's financial statements.

         8.1.25 INSURANCE POLICIES. To the best of Seller's knowledge, attached hereto as SCHEDULE 8.1.25 is a true, accurate and complete list of all insurance policies currently held by Seller on the Property. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each insurance policy set forth on SCHEDULE 8.1.25. No notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions) (i) claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work; or (ii) stating that any of such policies will not be renewed or will be renewed only at a materially higher premium rate than is presently payable.

         8.1.26 CONDEMNATION. Seller has received no notice of and has no knowledge of any pending or threatened condemnation or transfer in lieu thereof with respect to the Property or impairment of access affecting the Property or any proposed or pending special assessments against the Property or any proposed or pending public improvements which may give rise to Assessments against the Property.

         8.1.27 RISK AREAS AND SOIL CONDITIONS. To Seller's knowledge, the Property is not located within an area of special risk with respect to natural or man-made disasters or hazards, such as earth movement, flood, nuclear risk or hazardous waste. To Seller's knowledge there are no adverse geological or soil conditions affecting the Property.

         8.1.28 UTILITIES. To Seller's knowledge, the existing utilities systems (including water, sewer, gas and electricity lines and storm sewer) on the Land
(i) are adequate to serve the utility needs of the Property; (ii) enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements appurtenant to the Land that will inure to the benefit of Buyer; and (iii) are installed and operating and all installation and connection charges have been paid in full. All approvals, licenses and permits required for said utilities have been obtained and shall be in force and effect as of the Closing Date.

         8.1.29 COMPLIANCE WITH LEGAL REQUIREMENTS. To Seller's knowledge, the construction, occupancy, operation and use of the Property do not violate any applicable Legal Requirement or requirement of any Governmental Authority.

         8.1.30 NON-CONFORMING AND SPECIAL USE. To Seller's knowledge, local zoning ordinances, general plans and other applicable land use regulations and all private covenants, conditions and restrictions, if any, permit the transfer and use of the Property for Buyer's Intended Use.

         8.1.31 STRUCTURAL DEFECTS. Except as set forth on SCHEDULE 8.1.31, to Seller's knowledge, there are no structural defects in any of the Improvements and all Fixtures and major equipment and systems servicing the Property are, and as of the Closing will be, in good condition and working order. There are no unsatisfied requests for material repairs or alterations with regard to the Property from any person or entity (including but not limited to any Tenant). Neither the Property nor any portion therein has been destroyed or damaged by fire or other casualty.

         8.1.32 MECHANICS LIENS. No work has been performed or is in progress at the Property and no materials will have been delivered to the Property that might provide the basis for a mechanic's, materialmen's or other lien against the Property and all such amounts due for such work and material shall have paid in full by Seller as of Closing.

         8.1.33 PUBLIC ROAD ACCESS. The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements). Means of ingress and egress, streets, parking and drainage facilities are, to Seller's knowledge, adequate for the intended use of the Property.

         8.1.34 COMPETING INTERESTS. Neither Seller nor any affiliate of Seller has retained any interest in any land or project adjacent to or within five (5) mile radius of the Property. Notwithstanding any other provisions of this Agreement, this covenant shall survive the Closing for five (5) years.

         8.1.35 FLOOD PLAIN. Neither the Real Property nor any portion thereof is located in a flood plain or in an area defined as a wetland under applicable Legal Requirements.

         8.1.36 INVOLUNTARY PROCEEDINGS. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or, to Seller's knowledge, threatened against Seller.

         8.1.37 MEDICAL FACILITIES. To Seller's knowledge, each medical facility operating or to be operated on the Property prior to Closing is duly and property licensed under all applicable federal, state and local laws, ordinances and regulations and in conformance with all insurance requirements, and is a participating provider under the Medicare and Medicaid Programs entitled to reimbursement for all services covered by such Programs and provided at the medical facility. To Seller's knowledge there is no investigation or action pending, or to Seller's knowledge, recommended by any Governmental Authority having jurisdiction thereof, either to revoke, withdraw or suspend any license to operate any medical facility, or to terminate or limit any participation of, or exclude from participation in the Medicare or Medicaid Programs, any medical facility or any director, officer or employee of Seller, nor is there any decision not to renew any provider agreement related to any medical facility located on the Property, or any action of any other type which would have a material adverse effect on any medical facility, its operations or business located on the Property.

                8.1.37.1 To Seller's knowledge, there has been no admissions hold or decertification proceeding initiated, or to Seller's knowledge threatened, against any medical facility located on the Property for the prior one (1) year period.

                8.1.37.2 To Seller's knowledge, there are no outstanding deficiencies or work orders of any Governmental Authority having jurisdiction over any medical facility located on the Property requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining to the type of medical facility presently being operated on the Property, including but not limited to the Medicare and Medicaid Programs.

                8.1.37.3 To Seller's knowledge, no medical facility in the Property is in material violation of the conditions and standards of participation in the Medicare and Medicaid Programs.

         8.1.38 ENVIRONMENTAL MATTERS. To Seller's knowledge, no Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property. To Seller's knowledge, no activity has been undertaken on the Property which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA or any Environmental Law, (ii) a release or threatened release of Hazardous Material from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any other Environmental Law or (iii) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Environmental Law. To Seller's knowledge, no activity has been undertaken with respect to the Property that would cause a violation or support a claim under any Environmental Law. No investigation, administrative order, litigation or settlement with respect to any Hazardous Material is threatened or in existence with respect to the Property. No notice has been served on Seller from any person, entity or governmental body claiming any violation of any Environmental Law, or requiring compliance with any Environmental Law, or demanding payment or contribution for environmental damage or injury to natural resources. Seller has not obtained and is not required to obtain, and to Seller's knowledge there is no reason Buyer will be required to obtain, any permits, licenses or authorizations to occupy, operate or use the Property or any part of the Property by reason of any Environmental Law. Seller has not generated, stored, released, handled or disposed of hazardous waste or Hazardous Materials on or in the Property or any portion thereof in violation of any applicable state or federal law. Seller has received no notice and to Seller's knowledge no hazardous waste or Hazardous Materials have been generated, stored, released, handled or disposed of on or in the Property or any portion thereof in violation of any applicable state or federal law. To Seller's knowledge, the Property has not been used for service station purposes, storage of petroleum products or other hazardous material or fill material. There are no underground tanks on the Property. The representations in this SECTION 8.1.38 apply to the time of Seller's ownership of the Property.

         8.1.39 FULL DISCLOSURE. Neither this Agreement nor any certificate, statement or other document furnished or to be furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated herein contains or will contain any untrue statement of a Material fact or omits or will omit to state a Material fact necessary in order to make the statements contained herein or therein not misleading.

8.2      COVENANTS OF SELLER.

         Seller covenants and agrees with Buyer with respect to the Property, from the Effective Date until the Closing or earlier termination of this
Agreement:

         8.2.1 MAINTAIN INSURANCE. To maintain in full force and effect the fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property which are maintained by Seller on the Effective Date.

         8.2.2 EXCLUSIVE AGREEMENT. To not negotiate or discuss the sale, financing or other disposition of the Property with any Person or entity other than Buyer, either through Seller's agents, employees, directors, partners or directors.

         8.2.3 NOTICE OF OFFERS. After the Effective Date, to give Buyer written notice of any offer received by or communicated to Seller or any of agents, employees, directors, partners and directors for the purchase, sale, financing, lease or other disposition of the Property. Such notice shall be given within two (2) days of Seller's receipt of such offer.

         8.2.4 NON-SOLICITATION. The Seller agrees that the Seller and Seller's Parties shall not actively solicit or recruit existing Tenants or entertain requests from existing Tenants of the Property for other properties owned or managed by Seller or Seller's Parties or for properties or properties where the Seller or Seller's Parties represent the owner as leasing agent or property manager, currently or in the future, for a period of five (5) years from the Closing. Notwithstanding any other provisions of this Agreement, this covenant shall survive the Closing for five (5) years.

         8.2.5 OPERATE PROPERTY. After the expiration of the Inspection Period, except as approved in writing by Buyer, which approval will not be unreasonably withheld or delayed, to (i) operate the Property in the ordinary course of Seller's business consistent with historical business practices; (ii) not enter into new Tenant Leases; (iii) not grant rent concessions to any Tenants, waive any Tenant default or terminate any Tenant Lease; (iv) not collect rents from Tenants in advance for more than one (1) month; and (v) not amend any agreement or other instrument related to any Property or its business to which it is a party or by which it or any of the Property may be bound (vi) maintain and repair the Property (vii) pay all income and withholding taxes and all ad valorem and other taxes and/or assessments upon its Property and business as they become due (viii) not to dispose of or encumber any Property (ix) not to do any act or omit any act which would cause a breach of any contract, commitment or obligation which would have a material adverse affect on the financial condition of any Property; (x) not to commit or make any capital expenditure, capital addition or capital improvement related to any Property; (xi) to give all notices and obtain all approvals from Governmental Authorities required by law for the transfer of the Property to Buyer and (xii) not enter into any new contracts or agreements with regard to the Property which are in addition to the Business Contracts disclosed to Buyer pursuant to SECTION 7.1. In the event that Seller takes any action that requires Buyer's written approval under this Section after the expiration of the Inspection Period, but such action is taken by Seller prior to the expiration of the Inspection Period, Seller shall provide Buyer written notice of such action.

         8.2.6 INFORMATION. To furnish to Buyer all information concerning the Property which the Buyer, its agents, consultants or representatives shall reasonably request and promptly advise Buyer in writing of any material adverse change in its financial position, assets, or earnings.

         8.2.7 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller shall take all action as may be necessary to comply timely with any and all rules, regulations or orders of any Governmental Authority affecting the Property, including orders of any board of fire underwriters or other similar bodies in connection with the making of repairs and alterations. The Seller shall promptly, and in no event later than seventy-two (72) hours from the time of its receipt, notify Buyer of all such orders and notices of requirement, and of any other notices, summons or similar documents.

         8.2.8 CHANGE IN CONDITION. At or prior to the applicable Closing, Seller shall promptly notify Buyer of any Material change in any condition with respect to the Property or Seller or of any event or circumstance of which Seller becomes aware which makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed it being understood that the obligation to provide notice to Buyer under this Section shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

         8.2.9 COOPERATION. Seller agrees to take reasonable actions necessary or desirable to effect the transactions contemplated herein including without limitation assisting Buyer with preparation of historical information respecting the Property (including, but not limited to accounting and legal information) required by the SEC to be disclosed in the Windrose IPO or required by Buyer's accountants and counsel for preparation of all documents required for the filing of a registration statement, preparation of a prospectus and consummation of the Windrose IPO. Provided, however, that any expense, copying, faxing or mailing expense incurred by Seller will be paid by Buyer.

         8.2.10 TERMINATION BY BUYER. In the event Seller defaults in its obligations under this SECTION 8.2 or there has been a Material change in Seller or the Property as set forth in SECTIONS 8.2.6 or 8.2.8, between the date hereof and the Closing, Buyer may, in its sole and absolute discretion, may terminate this Agreement upon written notice to Seller. Upon such notice of termination, this Agreement shall terminate without further action by either Party and neither Party shall have any further obligation to the other party and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1.1.

              ARTICLE 9. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller that:

         9.1.1 PARTNERSHIP STATUS. Buyer is a Virginia limited partnership duly organized and validly existing under the laws of State of Virginia and is, or will be on the applicable Closing Date, duly authorized to do business in the state in which the Property is located in accordance with local law. Windrose Medical Properties Trust is a Maryland REIT duly organized and validly existing under the laws of State of Maryland and the sole general partner of Windrose Medical Properties, L.P. O.B. McCoin is the Executive Vice President of Windrose Medical Properties Trust and has been duly authorized and empowered by Buyer to execute this Agreement and all documents in connection herewith.

         9.1.2 AUTHORITY AND BINDING NATURE. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and all instruments and agreements contemplated hereby. Buyer has duly and validly authorized, executed and delivered this Agreement and all consents required under Buyer's governance documents or from any third party or from any Governmental Authority have been obtained, except that Governmental Approval of the Windrose IPO has not been obtained. All documents to be executed by Buyer and delivered to Seller, at Closing, will be duly executed, authorized and delivered by Buyer and will, in accordance with their terms, constitute the valid, binding, and legal obligations of Buyer.

         9.1.3 SOLVENCY. Buyer is a solvent limited partnership and (a) has filed all tax returns which are required to be filed by it and paid all taxes which are required to be paid by it, and (b) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other Governmental Authority to which it may be subject.

         9.1.4 VIOLATION OF AGREEMENTS. Neither execution by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated by this Agreement will (a) result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time would ripen into a default under any agreement, instrument or obligation to which Buyer is a party; or (b) constitute a violation of any law, order, rule or regulation applicable to Buyer, of any federal, state or municipal body, or other governmental or quasi-governmental body having jurisdiction over Buyer.

         9.1.5 FULL DISCLOSURE. Neither this Agreement nor any certificate, statement or other document furnished or to be furnished to Seller by or on behalf of Buyer in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         9.1.6 BUYERS DUE DILIGENCE Buyer represents and warrants that it will conduct it own due diligence regarding the suitability of the Property for Buyer's purposes and except for the covenants and representations expressed in this Agreement and agreed to by Seller is not relying on any express or implied representations, covenants or warranties of Seller.

                ARTICLE 10. DAMAGE, DESTRUCTION OR CONDEMNATION

10.1     RISK OF LOSS.

         Risk of loss to the Property from fire or other casualty shall be borne by Seller until the Closing. If the Property or any portion thereof is Materially damaged or destroyed by fire or any other casualty prior to Closing, and the Property is not restored by the Closing, Buyer may elect to (a) terminate this Agreement in Buyer's sole and absolute discretion; or (b) proceed with the transaction contemplated herein, in which event the Acquisition Price shall be reduced by the total cost of such repairs as mutually agreed upon by the Parties and Seller shall be entitled to such insurance as is paid on the claim of loss and such election shall automatically release Seller of any obligation with respect to the condition of the Property. Upon such notice of termination, this Agreement shall terminate without further action by either Party and neither Party shall have any further obligation to the other party and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1.1.

10.2     CONDEMNATION.

         In the event that prior to the applicable Closing all or any portion of the Property becomes the subject of a condemnation proceeding or threat thereof by any party having the power of eminent domain, Seller shall immediately notify Buyer thereof in writing and Buyer may elect to (a) terminate this Agreement in Buyer's sole and absolute discretion; or (b) proceed with the transaction contemplated herein, in which event Buyer shall be entitled to receive all proceeds of any award or payment in lieu thereof and if Buyer makes such election, Seller shall be released of all liability in connection therewith provided, however, Seller will, at Buyer's expense, reasonably cooperate in the prosecution of any claim for a condemnation award. For purpose of this SECTION 10.2, "threat" shall mean the receipt of written notice by Seller from a condemning authority. Upon such notice of termination, this Agreement shall terminate without further action by either Party and neither Party shall have any further obligation to the other party and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1.1.

                              ARTICLE 11. DEFAULT

11.1     DEFAULT BY SELLER AND BUYER'S REMEDIES.

         11.1.1 DEFAULT BY SELLER. Seller shall be in default under this Agreement upon the occurrence of any of the following events: (i) any of Seller's material warranties or representations in this Agreement shall be untrue either when made or at Closing; or (ii) Seller shall fail to perform any material covenant or agreement on its part in the manner required under this Agreement) or (iii) Seller fails to deliver (or present for delivery to Buyer) all documents to be delivered to Buyer pursuant to SECTION 6.4.

         11.1.2 BUYER'S REMEDIES. In the event of a default by Seller under this Agreement, Buyer may, at Buyer's option, in its absolute and sole discretion, do any one or more of the following: (i) terminate this Agreement by written notice delivered to Seller at any time on or before the Closing; (ii) enforce specific performance of this Agreement against Seller (including reasonable attorneys' fees and court costs incurred by Buyer in such specific performance action); and/or (iii) exercise any other right or remedy available to Buyer at law or in equity by reason of such default (including, but not limited to, the recovery of attorneys' fees and court costs incurred by Buyer). In the event Buyer elects to terminate this Agreement in accordance with this Section, this Agreement shall terminate without further action by either Party and neither Party shall have any further obligation to the other party and the Earnest Money shall be returned to Buyer in accordance with SECTION 2.2.1.1.

11.2     DEFAULT BY BUYER AND SELLER'S REMEDIES.

         11.2.1 DEFAULT BY BUYER. Buyer shall be in default under this Agreement if (a) Buyer shall fail to deliver, at the Closing, any of the items to be delivered under SECTION 6.5, if and only if: (i) all conditions to Buyer's obligation to close in ARTICLE 4 have been completely satisfied, (ii) all documents to be delivered to Seller pursuant to SECTION 6.4 have been delivered to Seller or presented for delivery to Seller; (iii) Buyer has received all documents required by SECTION 6.5; (iv) Seller is not in default under this Agreement; and (v) Buyer has not previously exercised its right to terminate this Agreement as set forth under any provision of this Agreement.

         11.2.2 SELLER'S REMEDY. In the event Buyer shall be in default under this Agreement, Seller, as its sole and exclusive remedy, shall be entitled to terminate this Agreement by giving written notice of such termination to Buyer and the Title Company. Upon such notice of termination, this Agreement shall terminate without further action by either Party and neither Party shall have any further obligation to the other party and the Earnest Money shall be paid to Seller subject to and in accordance with SECTION 2.2.2.2 and thereafter neither party shall have any further obligation to the other under this Agreement.

         11.2.3 RIGHT OF TERMINATION. Notwithstanding anything to the contrary contained hereunder, in the event either Party has the right to terminate this Agreement, as set forth in any provision of this Agreement, such termination shall not be a default hereunder and upon exercise of such right of termination, this Agreement shall terminate without further action by either Party and neither Party shall have any further obligation to the other party, except as set forth in ARTICLE 2 and the Earnest Money shall be returned to Buyer or paid to Seller in with the terms and provisions of ARTICLE 2.

                   ARTICLE 12. SURVIVAL AND INDEMNIFICATION.

12.1     SURVIVAL.

         All of the representations, warranties, covenants, agreements and indemnities of Seller in this Agreement shall be deemed to merge upon the acceptance of the Deed by Buyer. Following Closing and based on Buyer's due diligence, and based on the disclosure of Seller, Buyer is buying the Property "where is" and "as is" and without warranty by Seller.

12.2     INTENTIONALLY OMITTED.

                           ARTICLE 13. MISCELLANEOUS

13.1     RIGHT OF ASSIGNMENT.

         Buyer shall have the right, upon prior written notice to Seller, to assign this Agreement to (a) a limited liability company formed by Buyer or its operating partnership for the purposes of this acquisition with Buyer as the sole managing member; or (b) to the Affiliates of Buyer, (each a "Permitted Assignee"), provided, at the time of such assignment, Buyer and the Permitted Assignee shall execute and deliver to Seller a written agreement pursuant to which Buyer unconditionally assigns its interest in this Agreement and the Earnest Money to Permitted Assignee and the Permitted Assignee unconditionally assumes and agrees to perform all of the obligations of Buyer pursuant to this Agreement. Other than the Permitted Assignee, Buyer shall not assign any or all of its rights and obligations pursuant to this Agreement (whether by direct or indirect transfer or assignment) without Seller's prior written consent, which consent may be withheld or granted in Seller's sole and absolute discretion. Seller shall not assign this Agreement without the written consent of Buyer.

13.2     NOTICES.

         All notices, requests and communications under this Agreement shall be in writing and shall be either (a) hand delivered, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized overnight delivery service, or (d) sent by facsimile transmission and addressed as follows:

                13.2.1              To Buyer:

                                    Windrose Medical Properties, L.P.
                                    c/o Windrose Medical Properties Trust
                                    7101 Executive Center Drive, Suite 250
                                    Brentwood, TN  37027
                                    Attention:  O.B. McCoin
                                    Executive Vice President
                                    615.376.9995 (Phone)
                                    615.371.0246(Fax)
                                    mccoino@hadc.com


                                    With a copy to:

                                    Daniel R. Loftus, Esq.
                                    General Counsel
                                    c/o Windrose Medical Properties Trust
                                    7101 Executive Center Drive, Suite 250
                                    Brentwood, TN  37027
                                    615.376.9995 (Phone)
                                    615.371.0246(Fax)
                                    dloftus@medproperties.com


                                    To Seller:

                                    Jeff J. White
                                    P.O. Box 109
                                    Genoa, NV.  89411


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

              Or to such other address as either party may hereafter designate, and shall be effective upon receipt. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

13.3     REAL ESTATE AGENTS.

         Seller will indemnify, defend and hold Buyer harmless from and against any and all claims, fees, commissions and suits of any real estate agent, including, but not limited to Chris Stone Realty, Inc., with respect to services claimed to have been rendered in connection with the execution of this Agreement or the transaction set forth herein to the extent the real estate agent claims by, through or under Seller. Buyer will indemnify, defend and hold Seller harmless from and against any and all claims, fees, commissions and suits of any real estate agent with respect to services claimed to have been rendered in connection with the execution of this Agreement or the transaction set forth herein to the extent the real estate agent claims by, through or under Buyer. Buyer has not employed any broker or real estate agent with respect to this transaction. The obligations in this SECTION 13.3 shall survive the Closing for a period of one (1) year.

13.4     TIME FOR PERFORMANCE.

         Time is of the essence in the performance of this Agreement.

13.5     ENTIRE AGREEMENT.

         This Agreement, including, but not limited to the Schedules and Exhibits hereto and the documents delivered in connection herewith constitute the entire understanding between the Parties with respect to the transactions contemplated herein and all prior or contemporaneous agreements and understandings (oral or written) are merged into this Agreement. No provision of this Agreement may be waived, amended or terminated except by a written instrument signed by the Party against whom enforcement of such waiver, amendment or termination is sought.

13.6     APPLICABLE LAW.

         This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflicts of laws.



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

13.7     CAPTIONS.

         The captions in this Agreement are inserted for convenience only and shall not be construed so as to define or limit the intent of this Agreement or any of the provisions herein.

13.8     BINDING EFFECT.

         This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the provisions of SECTION
13.1 of this Agreement.

13.9     WAIVER OF CONDITIONS.

         Any Party may, at any time, waive any of the conditions to its obligations under this Agreement; provided, however, that any such waiver must be in writing and signed by such Party. No waiver by a Party of any breach of this Agreement by the other Party shall be deemed to be a waiver of any other breach by such other Party, and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement by such other Party. No failure or delay by a Party to exercise any right it may have by reason of a default of the other Party shall operate as a waiver of default or shall prevent the first Party from exercising its remedies for such default.

13.10    MULTIPLE COUNTERPART ORIGINALS.

         This Agreement may be executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; provided, however, that in making proof of this Agreement, it shall not be necessary for any party hereto to produce or account for more than one such counterpart.

13.11    ATTORNEY'S FEES.

         In the event Buyer or Seller finds it necessary to bring an action at law or other proceeding against the other party to this Agreement to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder of thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all costs and reasonable attorneys' fees incurred by the prevailing party; provided, however, Seller's sole and exclusive remedy hereunder resulting from a default of Buyer is to terminate this Agreement and receive the Earnest Money as set forth in SECTION 11.2.

13.12    SEVERABILITY.

         In the event any provision of this Agreement is deemed to be invalid, illegal or unenforceable, the remainder of the Agreement shall be valid and enforceable.



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

13.13    CONSTRUCTION OF AGREEMENT.

         The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

13.14    IRS REPORTING REQUIREMENTS.

         For the purpose of complying with any information reporting requirements set forth in the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereto, that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in Income Tax Regulation Section 1.6045-4 and any successor version thereof (collectively the "IRS Reporting Requirements"), Seller and Buyer hereby designate and appoint the party closing this transaction (the "Closer") to act as the "Reporting Person" (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. Without limiting the responsibility and obligations of the Closer as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that Seller and Buyer each retain an original counterpart of this Agreement for at least four (4) years following the calendar year of the Closing.

13.15    CALCULATION OF TIME.

         If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended through the close of business on the next regular Business Day.

13.16    DISCLOSURE OF WINDROSE IPO.

         Seller hereby consents and shall cooperate with Buyer, at Buyer's expense, with the preparation of information with respect to the Property required for the filings with the SEC or any state or governmental agency in furtherance of the Windrose IPO.

13.17    SELLER'S 1031 ELECTION

         Buyer agrees to cooperate with Seller, at Seller's sole expense, in Seller utilizing the proceeds from Closing in purchasing a replacement property as a IRS Section 1031 exchange.


                            [SIGNATURE PAGE FOLLOWS]



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






         EXECUTED as of the dates listed below.



         BUYER:

         WINDROSE MEDICAL PROPERTIES, L.P.

         A Virginia limited partnership

         BY:  WINDROSE MEDICAL PROPERTIES TRUST

         A Maryland REIT

         Its General Partner

         By: /s/ O.B. McCoin
             -------------------------

         NAME:  O.B. McCoin

         TITLE:  Executive Vice President

         DATE:
               -----------------------





         SELLER:

         J & M MEADOW, L.L.C.

         A NEVADA LIMITED LIABILITY COMPANY

         BY: /s/ Jeff J. White
             -------------------------

         NAME: Jeff J. White
               -----------------------

         TITLE: Chairperson/Manager
                ----------------------

         DATE:
               -----------------------






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